UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________

SCHEDULE 14A

________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
18455 S. Figueroa Street
Gardena, California 90248

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2024

Dear Stockholder:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”) of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF” or the “Company”), which will be held on July 31, 2024 at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/FFIE2024. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. If you plan to attend the Annual Meeting, please refer to the attendance and registration information in the accompanying proxy statement (the “Proxy Statement”).

The Annual Meeting will be held for the purpose of voting upon the following proposals (each of which is a “Proposal” and, together, the “Proposals”):

1.      To elect five directors named in the accompanying Proxy Statement to hold office until the 2025 annual meeting of stockholders.

2.      To ratify the selection of Macias Gini & O’Connell LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2024.

3.      To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”), from 463,312,500 to 4,169,812,500, increasing the total number of authorized shares of the Common Stock and the Company’s preferred stock, par value $0.0001 per share, from 473,312,500 to 4,179,812,500 (the “Share Authorization Proposal”).

4.      To approve an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in a range of 1-for-2 to 1-for-40, with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Annual Meeting (the “Reverse Stock Split”), and a corresponding reduction in the total number of shares of Common Stock the Company is authorized to issue (the “Authorized Shares Reduction”) (collectively, the “Reverse Stock Split Proposal”).

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5.      To approve an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 88,252,926 shares, subject to approval by the Company’s stockholders (the “2021 Plan Proposal”).

6.      To approve one or more adjournments of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Annual Meeting to be necessary or appropriate (the “Adjournment Proposal”).

Other business will be transacted as may properly come before the Annual Meeting.

Each Proposal is more fully described in the Proxy Statement accompanying this notice. THE BOARD RECOMMENDS VOTING “FOR” EACH OF PROPOSALS 1 THROUGH 6.

This Notice of Annual Meeting, the accompanying Proxy Statement and the form of proxy are first being mailed on or about July 5, 2024 to stockholders of record as of June 21, 2024 (the “Record Date”). Only stockholders of record at the close of business on the Record Date may vote at the Annual Meeting.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ENCOURAGE YOU TO READ THE PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTE INSTRUCTIONS AS SOON AS POSSIBLE SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND SO THAT THE PRESENCE OF A QUORUM MAY BE ASSURED.

You may cast your vote over the Internet, by telephone or by completing and mailing the enclosed proxy card by following the instructions on the proxy card. Signing and returning the proxy card or submitting your proxy by Internet or telephone in advance of the Annual Meeting will not prevent you from voting at the Annual Meeting if you attend virtually, but will assure that your vote is counted if you are unable to attend the Annual Meeting. Proxies forwarded by or for banks, brokers or other nominees should be returned as requested by them. We encourage you to vote promptly to ensure your vote is represented at the Annual Meeting, regardless of whether you plan to attend the Annual Meeting.

If you have any questions or need assistance voting, please contact our proxy solicitor:

Georgeson LLC

1290 Avenue of the Americas

New York, NY 10104

Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)

Email: Faraday@georgeson.com

This 5th day of July, 2024.

By Order of the Board of Directors
/s/ Matthias Aydt
Matthias Aydt Global Chief Executive Officer Gardena, California

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Proxy Statement

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

18455 S. Figueroa Street
Gardena, California 90248

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2024

PROXY STATEMENT

INTRODUCTION

This proxy statement (this “Proxy Statement”) and the accompanying proxy card are being furnished to stockholders of Faraday Future Intelligent Electric Inc., a Delaware corporation (“FF,” the “Company,” “our,” “us,” or “we”), in connection with the solicitation of proxies by our board of directors (the “Board”) for use at our 2024 Annual Meeting of Stockholders to be held July 31, 2024 (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”). The Annual Meeting will be held at 9:00 a.m. Pacific Time. The Annual Meeting will be held in a virtual meeting format only, via live audio webcast. Stockholders will not be able to attend the Annual Meeting in person. To attend the Annual Meeting, please visit www.virtualshareholdermeeting.com/FFIE2024. The live audio webcast will begin promptly at 9:00 a.m. Pacific Time, with online access beginning at 8:45 a.m. Pacific Time. You will be able to vote and submit questions online through the virtual meeting platform during the Annual Meeting.

Only stockholders of record as of the close of business on June 21, 2024, the record date for determination of the stockholders entitled to vote at the Annual Meeting (the “Record Date”), will be entitled to vote at the Annual Meeting.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Because we are an emerging growth company, we are not required to include a Compensation Discussion and Analysis section in this Proxy Statement and have elected to comply with the scaled-down executive compensation disclosure requirements applicable to emerging growth companies. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which votes must be conducted.

INFORMATION ABOUT THE ANNUAL MEETING

THE INFORMATION PROVIDED IN THE “QUESTIONS AND ANSWERS” FORMAT BELOW IS FOR YOUR CONVENIENCE AND INCLUDES ONLY A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

Why am I receiving these materials?

You are receiving this Proxy Statement and the enclosed proxy card because the Board is soliciting your vote at the Annual Meeting. This Proxy Statement summarizes material information with respect to the Annual Meeting and the proposals being voted upon thereat. You may cast your vote over the Internet, by telephone or by completing and mailing the enclosed proxy card by following the instructions on the proxy card. You do not need to attend the Annual Meeting to vote your shares.

What proposals will be voted on at the Annual Meeting? What are the Board’s voting recommendations?

Proposals		Board’s Recommendation	More Information
Proposal 1	Election of five directors named in this Proxy Statement to hold office until the 2025 annual meeting of stockholders (the “2025 Annual Meeting”)	FOR each Nominee	Page 11
Proposal 2

Ratification of appointment of Macias Gini & O’Connell LLP (“MGO”) as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (the “Auditor Ratification Proposal”)

		FOR	Page 35
Proposal 3

Approval of an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and, together with the Class A Common Stock, the “Common Stock”) from 463,312,500 to 4,169,812,500, increasing the total number of authorized shares of the Common Stock and the Company’s preferred stock, par value $0.0001 per share (the “Preferred Stock”), from 473,312,500 to 4,179,812,500 (the “Share Authorization Proposal”)

		FOR	Page 38
Proposal 4

Approval of an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in a range of 1-for-2 to 1-for-40, with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Annual Meeting (the “Reverse Stock Split”), and a corresponding reduction in the total number of shares of Common Stock the Company is authorized to issue (the “Authorized Shares Reduction”) (collectively, the “Reverse Stock Split Proposal”).

		FOR	Page 40

Proposals	Board’s Recommendation	More Information
Proposal 5

Approval of an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 88,252,926 shares, subject to approval by the Company’s stockholders (the “2021 Plan Proposal”)

	FOR	Page 47
Proposal 6

Approval of one or more adjournments of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve one or more Proposals at the time of such adjournment or if otherwise determined by the chairperson of the Annual Meeting to be necessary or appropriate (the “Adjournment Proposal”)

	FOR	Page 55

WE ENCOURAGE YOU TO RETURN YOUR PROXIES OR VOTING INSTRUCTIONS FOR THE ANNUAL MEETING TO ENSURE THAT YOUR VOTES ARE COUNTED ON EACH MATTER THAT IS BROUGHT TO A VOTE OF THE COMPANY’S STOCKHOLDERS.

What happens if other business not discussed in this Proxy Statement comes before the Annual Meeting?

The Board knows of no other matters to be brought before the Annual Meeting. If any other business should properly come before the Annual Meeting, the persons named in the proxy will vote on such matters according to their best judgment.

When and where will the Annual Meeting be held?

The Annual Meeting will be held on July 31, 2024 at 9:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/FFIE2024.

How can I attend the Annual Meeting?

Stockholders as of the Record Date (or their authorized representatives) may attend, vote and submit questions virtually at the Annual Meeting by logging in at www.virtualshareholdermeeting.com/FFIE2024. To log in, stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to submit questions or vote at the Annual Meeting.

The Annual Meeting will begin promptly at 9:00 a.m. Pacific Time, on July 31, 2024. We encourage you to access the Annual Meeting prior to the start time. Online access will open at 8:45 a.m. Pacific Time, and you should allow ample time to log in to the meeting webcast and test your computer audio system. We recommend that you carefully review the procedures needed to gain admission in advance.

What if I have technical difficulties or trouble accessing the virtual Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the virtual stockholder meeting login page at www.virtualshareholdermeeting.com/FFIE2024.

What is the quorum requirement?

A quorum of stockholders is necessary to hold the Annual Meeting and vote upon the proposals and consider such other business as may properly come before the Annual Meeting. One-third of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), entitled to vote at any meeting of stockholders, the holders of which are present by virtual attendance or represented by proxy duly authorized, shall constitute a quorum. On the Record Date, there were 441,531,296 shares of Common Stock outstanding and entitled to vote and one share of Series A Preferred Stock outstanding and entitled to vote. Thus, the holders of 147,177,099 shares must be present by virtual attendance or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement.

If there is no quorum, the Annual Meeting may be adjourned to another date by the holders of a majority of shares present by virtual attendance at the meeting or represented by proxy or by the chairperson of the meeting without any action by the stockholders to permit further solicitation of proxies.

Who is entitled to vote?

The Record Date for the Annual Meeting is the close of business on June 21, 2024. As of the Record Date, 441,531,297 shares were outstanding, consisting of 441,264,626 shares of Class A Common Stock, 266,670 shares of Class B Common Stock and one share of Series A Preferred Stock. Only holders of record of Common Stock and the Series A Preferred Stock as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. The share of Series A Preferred Stock may only vote on the Share Authorization Proposal and the Reverse Stock Split Proposal as described below.

On June 20, 2024, the holder of all of the issued and outstanding shares of Class B Common Stock, pursuant to and in accordance with Article VI, Section 6.1 of the Charter and Section 229 of the Delaware General Corporation Law, approved on behalf of the Class B Common Stock (among other things) the issuance of the share of Series A Preferred Stock and terms of the Series A Preferred Stock.

How many votes do I have?

On each matter to be voted upon at the Annual Meeting, you have one vote for each share of Common Stock you owned as of the Record Date. The holder of the one outstanding share of our Series A Preferred Stock has 16,000,000,000 votes but has the right to vote only on the Share Authorization Proposal and the Reverse Stock Split Proposal and the Series A Preferred Stock votes must be voted in the same proportion as the votes cast by shares of the Common Stock on such Proposals. For example, if 60% of the votes cast by holders of the Common Stock for the Reverse Stock Split Proposal vote “For” the proposal and 40% vote “Against” the proposal, the holder of the share of Series A Preferred Stock will cast 9,600,000,000 votes “For” the Reverse Stock Split Proposal and 6,400,000,000 votes “Against” the Reverse Stock Split Proposal. The Series A Preferred Stock will vote on the Share Authorization Proposal and the Reverse Stock Split Proposal as a single class with the Common Stock. The share of Series A Preferred Stock will be automatically redeemed by us effective upon the approval of the Share Authorization Proposal and the Reverse Stock Split Proposal (or at an earlier time as the Board may determine in its sole discretion).

How do I vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote electronically during the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy over the Internet by following the instructions on the enclosed proxy card. We urge you to vote by proxy, regardless of whether you plan to attend the Annual Meeting, to ensure your vote is counted. You may still attend the Annual Meeting and vote electronically during the meeting even if you have already voted by proxy.

•        To vote your shares electronically during the Annual Meeting, follow the instructions above for participating in the Annual Meeting. Join the Annual Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website.

•        To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, your shares will be voted as you direct.

•        To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on July 30, 2024 to be counted.

•        To vote over the Internet, go to www.proxyvote.com and follow the steps outlined to complete an electronic proxy card. You will be asked to provide the Company number and control number from the enclosed proxy card. Your vote must be received by 8:59 p.m. Pacific Time, on July 30, 2024 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote your shares electronically during the Annual Meeting, you must obtain a valid legal proxy from your broker, bank or other agent and register in advance by following the instructions above, join the Annual Meeting as a “Stockholder” with your control number, and click on the “Cast Your Vote” link on the meeting center website. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How do I change my vote or revoke my proxy?

You may change your vote or revoke your proxy at any time before it is voted at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy by:

•        delivering, to the attention of the Corporate Secretary at the address on the first page of this Proxy Statement, a written notice of revocation of your proxy;

•        delivering to us an authorized proxy bearing a later date (including a proxy over the Internet or by telephone); or

•        attending the Annual Meeting and voting electronically, as indicated above under “How do I vote?” Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If your shares are held in the name of a bank, broker or other nominee, you may change your vote by submitting new voting instructions to your bank, broker or other nominee. Please note that if your shares are held of record by a bank, broker or other nominee, and you decide to attend and vote at the Annual Meeting, your vote at the Annual Meeting will not be effective unless you present a legal proxy, issued in your name from the record holder (your bank, broker or other nominee).

If I vote in advance, can I still attend the Annual Meeting?

Yes. You are encouraged to vote promptly by returning your signed proxy card by mail or, if applicable, by appointing a proxy to vote electronically via the Internet or by telephone so that your shares will be represented at the Annual Meeting. However, returning your proxy card does not affect your right to attend the Annual Meeting.

How many votes are required for the approval of each of the Proposals, and how will abstentions and broker non-votes be treated?

Vote Required

Proposal 1.    The Company’s amended and restated bylaws (the “Bylaws”) provide for a plurality voting standard for the election of directors. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the meeting. Thus, the five nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. The Series A Preferred Stock is not entitled to vote on this proposal.

Proposal 2.    The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of Proposal 2, the Auditor Ratification Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Proposal 3.    The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, is required for the approval of Proposal 3, the Share Authorization Proposal.

Proposal 4.    The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock and Series A Preferred Stock, voting together as a single class, is required for the approval of Proposal 4, the Reverse Stock Split Proposal.

Proposal 5.    The affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of Proposal 5, the 2021 Plan Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Proposal 6.    The affirmative vote of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote is required for the approval of Proposal 6, the Adjournment Proposal. The Series A Preferred Stock is not entitled to vote on this proposal.

Abstentions

A stockholder may abstain from voting with respect to each item submitted for stockholder approval. Abstentions will be counted as present for purposes of determining the existence of a quorum. Based on the plurality voting standard, abstentions will have no effect on Proposal 1. As to Proposals 2 through 6, abstentions will have the same effect as a vote against.

Broker Non-Votes

If you are a beneficial owner of shares held in street name and you do not instruct your broker how to vote your shares, the question of whether your broker will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Although our shares are listed with the Nasdaq Stock Market, LLC (“Nasdaq”), the NYSE regulates broker-dealers and their discretion to vote on stockholder proposals. Under the NYSE rules applicable to brokers and other similar organizations that are subject to NYSE rules, such organizations may use their discretion to vote your “uninstructed shares” with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. Under such rules and interpretations, non-routine matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. In this regard, Proposal 1 (the director election proposal) and the 2021 Plan Proposal should be considered to be “non-routine” under NYSE rules and, accordingly, we believe that your broker may NOT vote your shares on such Proposals without your instructions. The Auditor Ratification Proposal, the Share Authorization Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal should be considered to be “routine” under NYSE rules and, accordingly, we believe that your broker may vote your shares on such Proposals without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of the NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker that holds your shares, we believe your broker should have discretionary authority under NYSE rules to vote your shares on the Auditor Ratification Proposal, the Share Authorization Proposal, the Reverse Stock Split Proposal and the Adjournment Proposal absent additional instructions from you. Given such discretionary authority, we do not anticipate broker non-votes for these proposals.

Broker non-votes will be counted as present for purposes of determining the existence of a quorum. For the 2021 Plan Proposal and the Adjournment Proposal, broker non-votes will have the same effect as a vote against. Broker non-votes will have no effect on the Director Election Proposal and the Auditor Ratification Proposal. Although abstentions and broker non-votes, if any, will technically have the same effect as “Against” votes with respect to the Share Authorization Proposal and the Reverse Stock Split Proposal, because the share of Series A Preferred Stock has 16,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have virtually no effect on the outcome of the Share Authorization Proposal and the Reverse Stock Split Proposal. Therefore, if you do not wish for the Share Authorization Proposal or the Reverse Stock Split Proposal to pass, you should vote “Against” each such Proposal.

What are the consequences if the Share Authorization Proposal is not approved?

If the Share Authorization Proposal is not approved at the Annual Meeting, the Charter will not be amended to increase the number of authorized shares of Common Stock from 463,312,500 to 4,169,812,500, increasing the total number of authorized shares of the Common Stock and Preferred Stock from 473,312,500 to 4,179,812,500. The failure to obtain approval of the Share Authorization Proposal may hinder the Company from meeting its existing obligations to issue shares of Common Stock as and if they become due, from obtaining future financing and from meeting the goals of its compensation strategy.

What are the consequences if the Reverse Stock Split Proposal is not approved?

If the Reverse Stock Split Proposal is not approved at the Annual Meeting, the Charter will not be amended to effect the Reverse Stock Split and the Authorized Shares Reduction. The failure to obtain approval of the Reverse Stock Split Proposal may result in the Class A Common Stock becoming delisted by Nasdaq. Delisting of the Class A Common Stock by Nasdaq may hinder the Company’s ability to raise financing and may result in the Company having to file for bankruptcy.

If it passes, will the Reverse Stock Split apply proportionately to the Class A Common Stock and the Class B Common Stock?

Yes. The Reverse Stock Split will apply proportionately to the Class A Common Stock and the Class B Common Stock. For example, if the Reverse Stock Split Proposal is approved and a 1-for-2 reverse stock split is implemented, there shall be issued and outstanding immediately following such reverse stock split (i) one share of Class A Common Stock for every two shares of Class A Common Stock issued and outstanding immediately prior to such reverse stock split (before taking into account any Class A Common Stock required to be issued to individual holders to avoid fractional shares) and (ii) one share of Class B Common Stock for every two shares of Class B Common Stock issued and outstanding immediately prior to such reverse stock split (before taking into account any Class B Common Stock required to be issued to individual holders to avoid fractional shares).

How will my shares be voted if I return a blank proxy card or voting instruction form?

If your shares are registered in your name, you must sign and return a proxy card in order for your shares to be voted, unless you vote via the Internet or by telephone, or vote at the Annual Meeting. If you provide specific voting instructions, your shares will be voted as you have instructed. If you execute the proxy card and do not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to sign, date and return the enclosed proxy card in the postage-paid envelope provided, or vote via the Internet or by telephone as instructed on the proxy card, whether or not you plan to vote at the Annual Meeting.

If your shares are held in “street name” (that is, held for your account by a broker, bank or other nominee), you will receive a voting instruction form from your broker, bank or other nominee. You must follow these instructions in order for your shares to be voted. Your broker is required to vote those shares in accordance with your instructions. If you do not instruct your broker, bank or other nominee how to vote your shares, then your shares:

•        will be counted as present for purposes of establishing a quorum;

•        may be voted by your broker, bank or other nominee in their discretion with regards to Proposal 2 (Auditor Ratification Proposal), Proposal 3 (Share Authorization Proposal), Proposal 4 (Reverse Stock Split Proposal) and Proposal 6 (Adjournment Proposal); and

•        may not be voted by your broker, bank or other nominee with regards to Proposal 1 (election of directors) and Proposal 5 (2021 Plan Proposal). For these proposals, your shares will be treated as “broker non-votes.”

If your broker, bank or other nominee executes the proxy card and does not provide voting instructions on any given matter, your shares will be voted in accordance with our Board’s recommendations on that matter. We urge you to instruct your broker, bank or other nominee to vote your shares in accordance with our Board’s recommendations on the voting instruction form, whether or not you plan to vote at the Annual Meeting.

Our Board knows of no matter to be presented at the Annual Meeting other than Proposals 1 through 6. If any other matters properly come before the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by us will be voted with respect thereto as permitted and in accordance with the judgment of the proxy holders.

What is the deadline for submitting a proxy?

To ensure that proxies are received in time to be counted prior to the Annual Meeting, proxies submitted by Internet or by telephone should be received by 8:59 p.m. Pacific Time on the day prior to the date of the Annual Meeting, and proxies submitted by mail should be received by the close of business on the day prior to the date of the Annual Meeting.

What does it mean if I receive more than one proxy card from the Company?

If you hold your shares in more than one account, you will receive a proxy card for each account. To ensure that all of your shares are voted, please complete, sign, date and return a proxy card for each account or use the proxy card for each account to vote by Internet or by telephone. To ensure that all of your shares are represented at the Annual Meeting, we recommend that you vote every proxy card that you receive.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting will have an opportunity to submit questions live via the Internet during a designated portion of the Annual Meeting. To ensure the orderly conduct of the Annual Meeting, we encourage you to submit questions in advance of the Annual Meeting until 8:59 p.m. Pacific Time the day before the Annual Meeting by going to www.virtualshareholdermeeting.com/FFIE2024 and logging in with your control number.

During the Annual Meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct. The rules of conduct, including the topics and types of questions that will be accepted, will be posted on the Annual Meeting website during the Annual Meeting. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Stockholders must have available their control number provided on their proxy card to ask questions during the Annual Meeting.

Only questions pertinent to meeting matters will be answered during the meeting, subject to time constraints, and in accordance with our rules of conduct for the Annual Meeting, which will be posted on the meeting center website.

How do I ask questions during the Annual Meeting?

If you are a stockholder of record, or a beneficial owner who registered in advance by following the instructions above, you can join the Annual Meeting as a “Stockholder” with your control number and may submit questions during the Annual Meeting at www.virtualshareholdermeeting.com/FFIE2024. We also encourage you to submit questions in advance of the meeting until 8:59 p.m. Pacific Time the day before the Annual Meeting by going to www.virtualshareholdermeeting.com/FFIE2024 and logging in with your control number.

Who is paying for this proxy solicitation?

The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies with respect to the Annual Meeting. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain employees, investors and their representatives may solicit proxies on behalf of our Board, without additional compensation, personally or by telephone.

Certain representatives of FF Global Partners Investment LLC, formerly FF Top Holding LLC (“FF Top”), and its indirect parent entity FF Global Partners, LLC (“FF Global”), including, without limitation, Jerry Wang and Weiwei Zhao (collectively, the “FF Top Representatives”), are additional participants in the solicitation of proxies in connection with the Annual Meeting. Information regarding the direct and indirect interests in the Company, by security holdings or otherwise, of FF Global, FF Top and the FF Top Representatives is included in this Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on May 28, 2024, as amended by the Form 10-K/A filed with the SEC on May 30, 2024 and June 24, 2024 (as amended, the “2023 Form 10-K”). Changes to the direct or indirect ownership of FF Top and FF Global are set forth in SEC filings on Schedule 13D/A.

The Company has retained Georgeson LLC to solicit proxies. Under our agreement with Georgeson LLC, they will receive a fee of up to approximately $100,000 plus the reimbursement of reasonable expenses. The Company also agreed to indemnify Georgeson LLC against certain liabilities relating to, or arising out of, its retention. Georgeson LLC will solicit proxies by mail, telephone, facsimile and email.

Will a stockholder list be available for inspection?

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders for any purpose germane to the Annual Meeting for 10 business days prior to the Annual Meeting at Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, between the hours of 9:00 a.m. and 5:00 p.m. Pacific Time. The stockholder list will also be available to stockholders of record for examination during the Annual Meeting at www.virtualshareholdermeeting.com/FFIE2024. You will need the control number included on your proxy card or otherwise provided by your bank, broker or other nominee.

What is “householding” and how does it affect me?

We have adopted a procedure approved by the SEC, called “householding.” Under this procedure, we send only one Proxy Statement and one annual report to eligible stockholders who share a single address, unless we have received instructions to the contrary from any stockholder at that address. This practice is designed to eliminate duplicate mailings, conserve natural resources, and reduce our printing and mailing costs. Stockholders who participate in householding will continue to receive separate proxy cards.

If you share an address with another stockholder and receive only one set of proxy materials but would like to request a separate copy of these materials, please contact our mailing agent, Broadridge Financial Solutions, either by calling (866) 540-7095, or by writing to Broadridge Householding Department, 51 Mercedes Way, Edgewood, New York 11717, and an additional copy of proxy materials will be promptly delivered to you. Similarly, if you receive multiple copies of the proxy materials and would prefer to receive a single copy in the future, you may also contact Broadridge at the above telephone number or address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced during the Annual Meeting. We will report the final voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following the Annual Meeting, a copy of which will also be available on our website at https://investors.ff.com.

What is the Amended and Restated Shareholder Agreement?

On July 21, 2021, the Company, formerly known as Property Solutions Acquisition Corp. (“PSAC”), consummated the previously announced business combination pursuant to that certain Agreement and Plan of Merger, dated as of January 27, 2021 (as amended, the “Merger Agreement”), by and among PSAC, PSAC Merger Sub Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands and wholly-owned subsidiary of PSAC (“Merger Sub”), and FF Intelligent Mobility Global Holdings Ltd., an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Legacy FF”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Legacy FF, with Legacy FF surviving the merger as a wholly-owned subsidiary of the Company (the “Business Combination”).

In connection with the Business Combination, FF and FF Top entered into a Shareholder Agreement, dated July 21, 2021 (the “Shareholder Agreement”), pursuant to which (a) FF and FF Top agreed on the initial composition of the Board and (b) FF Top held certain rights to nominate directors to the Board.

On January 13, 2023, FF, FF Top and FF Global entered into an Amended and Restated Shareholder Agreement, amending and restating the Shareholder Agreement (as so amended and restated, the “A&R Shareholder Agreement”). The A&R Shareholder Agreement amended the Heads of Agreement, dated September 23, 2022, among FF, FF Top and FF Global (the “Heads of Agreement”), which governs the appointment of certain FF Top Designees (as defined below) to the Board for the Annual Meeting.

Beginning with the Annual Meeting, pursuant to the A&R Shareholder Agreement, FF Top has the right to nominate for election to the Board four director candidates (the “FF Top Designees”) until the first date on which FF Top has ceased to beneficially own at least 88,889 shares of Common Stock for at least 365 consecutive days, with such amount subject to adjustment in connection with any stock split, reverse stock split or other similar corporate action after the date of the A&R Shareholder Agreement (the “Minimum Share Amount”). Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of shareholders of the Company at which directors are to be elected, rounding up to the next whole director. The A&R Shareholder Agreement also requires the Company to take all necessary action to cause to be appointed to any committee of the Board a number of FF Top Designees that corresponds to the proportion that the number of directors FF Top has the right to designate to the Board bears to the total number of directors on the Board, to the extent such FF Top Designees are permitted to serve on such committees under the applicable rules and regulations of the SEC and applicable listing rules. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all necessary action to fill such vacancies or effect such removals in accordance with the A&R Shareholder Agreement. The appointment or nomination for election of designees of FF Top will be subject to the reasonable verification and/or approval by the Nominating and Corporate Governance Committee of the Board based on the criteria set forth in the A&R Shareholder Agreement.

Pursuant to the A&R Shareholder Agreement, if any FF Top Designee fails to be elected at any meeting of the Company’s stockholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the relevant criteria and procedures set forth in the A&R Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of stockholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of Class B Common Stock, by operation of the Charter, shall be twenty votes per share. In accordance with the Charter and FF Top’s consent rights, the Board reduced the size of the Board from seven to six on October 16, 2023 and from six to five on June 20, 2024.

Whom can I contact for further information?

If you have any questions, please contact our proxy solicitor:

Georgeson LLC
1290 Avenue of the Americas
New York, NY 10104
Phone: 1-866-295-8105 (toll-free within the United States) or 1-781-575-2137 (outside of the United States)
Email: Faraday@georgeson.com

PROPOSAL 1: ELECTION OF DIRECTORS

Each of the five director nominees has been nominated by the Board for election at the Annual Meeting to hold office until the 2025 Annual Meeting and until respective successors have been duly elected and qualified, or until their earlier death, resignation or removal. Pursuant to the A&R Shareholder Agreement, FF Top has the right to nominate for election to the Board four FF Top Designees until the first date on which FF Top has ceased to beneficially own at least the Minimum Share Amount. The three nominees designated as FF Top Designees pursuant to the A&R Shareholder Agreement are Mr. Chad Chen, Mr. Chui Tin Mok and Mr. Jie Sheng.

The biographies of each of the director nominees below contain information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board to determine that the person should serve as an FF director.

Each nominee has consented to being named in the Proxy Statement and agreed to serve if elected. However, if any nominee becomes unavailable for election (which we do not expect), votes will be cast for such substitute nominee or nominees as may be designated by the Board, unless the Board reduces the size of the Board.

Background and Qualifications

The names of the director nominees for election at the Annual Meeting, their respective ages, their positions with FF and other biographical information as of June 21, 2024, are set forth below.

Name	Age	Position
Matthias Aydt	67	Global Chief Executive Officer and Director
Chui Tin Mok	49	Executive Vice President, Global Head of User Ecosystem and Director
Chad Chen	41	Director
Jie Sheng	41	Director
Lev Peker	42	Director

Director Nominees

Mr. Matthias Aydt has served as FF’s Global Chief Executive Officer (“Global CEO”) since September 2023 and has served as a member of the Board from July 2021 to March 2023 and from September 2023 to present. He has been at FF for nearly eight years, and before being appointed as the Global CEO, previously served as head of Product Execution from December 2022 to September 2023, head of Product Definition & Mobility Ecosystems as well as head of Business Development from November 2019 to December 2022, head of Vehicle Line Executive and Vehicle Engineering from July 2016 to November 2019. Mr. Aydt was placed on probation as an executive officer for a six-month period from April 2022 to September 2022. He has over 40 years of experience in luxury original equipment manufacturers across technology, operations, and general management, including developing and growing multinational organizations, establishing cross-functional work environments, designing and developing processes, project management processes, and simultaneous engineering processes. Prior to joining FF in July 2016, Mr. Aydt served as the Vice President of Vehicle Engineering of Qoros Auto from January 2015 to May 2016, held various positions at Magna Steyr from 2006 to 2014, including Branch Manager and Head of Project Management at Magna Steyr China. Mr. Aydt received his Bachelor of Science degree from Fachhochschule Ulm — Hochschule für Technik. He has also received over 15 registered patents during his career and is deeply committed to the Company, its employees, users, and investors in fulfilling the vision for a sustainable transportation future.

Mr. Aydt is well-qualified to serve on the Board based on his extensive executive experience in the automotive industry and with FF and his strategic and technical background.

Mr. Chui Tin Mok has served as FF’s Executive Vice President and the Global Head of User Ecosystem since August 2018 and has served as a member of the Board as an executive director since January 2023. He is experienced in managing marketing and sales functions in global internet tech companies. Prior to joining FF, Mr. Mok worked at Trend Lab Limited, which he founded in January 2017. From September 2017 to January 2018, Mr. Mok was the President of EFT Solutions Limited (HKEx: 8062), a Hong Kong public company that provides online and offline payment solutions. From 2013 to 2017, he served as the Group Chief Marketing Officer of LeEco Group and also the Chief Executive Officer of LeEco APAC. Mr. Mok served as the Global Vice President of Sales and Marketing of Meizu Technology Co., Ltd. from 2010 to 2013. He received his Higher Diploma in Building Service Engineering from Hong Kong Institute of Vocational Education, and his Executive Master Degree in Business Administration from International Business Academy of Switzerland.

Mr. Mok is well-qualified to serve on the Board based on his extensive executive experience in the automotive industry and with FF and his technical background.

Mr. Chad Chen was appointed to the Board on October 27, 2022. He is a partner with the law firm of Yoka | Smith, LLP (“Yoka Smith”), where he has practiced since 2012. Mr. Chen represents national and multinational clients in both litigation and non-litigation matters. Mr. Chen’s litigation practice includes representing corporate clients in commercial and business disputes, product liability defense, and class action defense. His non-litigation practice encompasses contract management, counseling on business transactions and serving as outside general counsel in dealing with local, state, and federal agencies, including the U.S. Department of the Treasury, the U.S. Department of Commerce, United States International Trade Commission, and various tax authorities. Prior to joining Yoka Smith, Mr. Chen worked in various legal capacities for a national alternative energy company, private practice, the United States District Court, and the United States Bankruptcy Court. He received his Juris Doctor degree from Southwestern Law School in Los Angeles, California and his Bachelor of Arts in Economics and Political Science from the University of California, Irvine.

Mr. Chen is well-qualified to serve on the Board based on his extensive legal experience.

Mr. Jie Sheng has served as a member of the Board since December 2022. Mr. Sheng is currently the Head of Operations & Finance Director of FF Global, a position he has held since June 2022. From October 2018 to June 2022, Mr. Sheng served as Deputy Managing Director of China Aviation Fuel (Europe) Limited, a wholly-owned subsidiary of China Aviation Oil (Singapore) Corporation (“CAO”), a Singapore Exchange-listed Company, which in turn is a majority-owned subsidiary of China National Aviation Fuel Group Corporation (“CNAF”), a Fortune 500 company, the largest Chinese state-owned aviation fuel supplier which integrates the purchase, transportation, storage, quality management, sales and into-plane service of aviation fuel in China. From October 2010 to October 2018, Mr. Sheng served as Executive Director of Finance of North American Fuel Corporation, also a wholly-owned subsidiary of CAO, which conducts aviation fuel procurement, supplies jet fuel, and engages in general aviation endeavors in North America. Mr. Sheng received a master’s degree in accounting and financial economics from the University of Essex in 2008.

Mr. Sheng is well-qualified to serve on the Board based on his finance and operational experience.

Mr. Lev Peker has served as a member of the Board since August 4, 2023. Mr. Peker is an automotive and retail experienced C-Suite executive who has served in the Chief Executive Officer role as well as on the board of directors at various public and private organizations. He has a results-driven mindset and a strong track record of performance in turnaround and high-paced organizations. Mr. Peker is currently the Chief Executive Officer of ID Auto, Inc. (formerly known as PARTS iD, Inc., formerly NYSE: ID), a leading digital commerce platform for the automotive aftermarket, a position he has held since April 2023. Prior to this role, Mr. Peker served as the Chief Executive Officer of CarLotz, Inc. (formerly Nasdaq: LOTZ), a nationwide used car consignment retailer (which recently merged with Shift Technologies), from April 2022 until its December 2022 merger with Shift Technologies, Inc. Prior to that role, Mr. Peker was the Chief Executive Officer of CarParts.com, Inc. (Nasdaq: PRTS) from 2019 to 2022, where he oversaw a more than doubling of annual revenue, a nearly fourfold improvement in EBITDA and an increase in market capitalization of over 500%. He also led the organization through a turnaround and strategic repositioning, while creating a three-year plan to increase operational efficiency, maximize inventory, and improve the customer experience. Mr. Peker has also held various executive roles at Adorama, Sears Holdings Corporation and US Auto Parts in his career. Mr. Peker is a Certified Public Accountant (CPA), has an MBA from The Anderson School of Management at UCLA and a BS in Accounting from USC’s Marshall School of Business.

Mr. Peker is well-qualified to serve on the Board based on his extensive corporate experience and expertise in the field.

See “Corporate Governance” and “Executive Compensation — Non-Employee Director Compensation Policy” below for additional information regarding the Board.

There are no family relationships among any of our directors or executive officers.

Voting Requirements

The Bylaws provide for a plurality voting standard for this Proposal. This means that once a quorum has been established, the director nominees receiving the highest number of votes are elected up to the maximum number of directors to be elected at the meeting. The five nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will have no effect on this Proposal. This Proposal is considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on this Proposal without instructions from you. To the extent there are broker non-votes for this Proposal, we believe such broker non-votes will be counted as votes “Against” such Proposal.

Recommendation

The Board unanimously recommends that stockholders vote “FOR” the election of each of the director nominees.

CORPORATE GOVERNANCE

Board Composition

The Board directs the management of FF’s business and affairs, as provided by Delaware law, and conducts its business through meetings of the Board and its standing committees. The Board consists of five members, all of whom are standing for re-election at the Annual Meeting to serve a one-year term and until their successor has been duly elected and qualified or until their earlier death, resignation or removal.

On January 20, 2023, Mr. Qing Ye tendered his resignation from the Board, which resignation was effective immediately. Mr. Ye remained a consultant of the Company as an independent contractor until September 15, 2023. On January 25, 2023, Mr. Chui Tin Mok was appointed to the Board, effective immediately, following the resignation of Mr. Ye. On March 9, 2023, Mr. Matthias Aydt (at the time, the Company’s Senior Vice President, Product Execution) tendered his resignation from the Board, effective upon the nomination and approval by the Board of a replacement director. On March 13, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Ms. Li Han to fill the vacancy on the Board due to Mr. Aydt’s resignation. On July 31, 2023, Mr. Adam (Xin) He tendered his resignation from the Board and as interim Board Chairman, which resignation was effective immediately. On August 4, 2023, upon the recommendation of the Nominating and Corporate Governance Committee, the Board appointed Mr. Lev Peker to fill the vacancy on the Board due to Mr. He’s resignation. On September 16, 2023, Mr. Xuefeng Chen tendered his resignation from the Board and as Global CEO, effective September 29, 2023, in order to resume his prior position as FF China Chief Executive Officer, based in China, and assume a new role as Executive Vice President of Global Industrialization of the Company. On September 21, 2023, the Board appointed Mr. Mattias Aydt to succeed Mr. Chen as Global CEO and as a member of the Board, effective September 29, 2023. On October 10, 2023, Ms. Ke Sun tendered her resignation from the Board, which resignation was effective immediately. On June 9, 2024, Ms. Li Han tendered her resignation from the Board, which resignation was effective immediately. In accordance with the Charter and FF Top’s consent rights, the Board reduced the size of the Board from seven to six on October 16, 2023 and from six to five on June 20, 2024, with such reductions resulting in no vacancies on the Board.

The following sets forth certain key features of the composition of our Board and its standing committees as of June 21, 2024.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Finance and Investment Committee
Matthias Aydt				•
Chui Tin Mok				•
Chad Chen	•	•	C
Jie Sheng	•	C	•	C
Lev Peker	C	•

____________

C — Chair

Board Leadership Structure

The Board oversees the management of the business and affairs of FF and ensures that the long-term interests of stockholders are served. It is the ultimate decision-making authority within FF except to those matters that are reserved for FF’s stockholders, including director elections. The Board meets on a regular basis and additionally as it deems appropriate. Pursuant to FF’s Corporate Governance Guidelines, the Board annually determines the leadership structure that it determines to be in the best interests of FF and its stockholders at the time. If the Chairperson of the Board is not an independent director, the independent directors shall elect from among themselves a director to serve as the Lead Independent Director upon the recommendation of the Nominating and Corporate Governance Committee. Although annually elected, the Lead Independent Director is generally expected to serve for more than one year. If the Lead Independent Director (if any) is not present at any meeting of the independent directors, a majority of the independent directors present shall select an independent director to preside over that meeting.

Effective as of October 3, 2022, Mr. Adam (Xin) He was appointed Interim Chairperson of the Board following the resignations of the former Executive Chairperson and the former Lead Independent Director. The Board believed that the appointment of an independent director as Chairperson on an interim basis would ensure appropriate transition in Board leadership at a critical time, while allowing the then-Global CEO to focus on FF’s business, operations and strategy. As disclosed above, Mr. He resigned from the Board in July 2023. FF expects that the current Board will select a permanent Chairperson of the Board.

Under FF’s Corporate Governance Guidelines, in addition to the duties set forth in the Bylaws or as otherwise prescribed by the Board, from time to time, the duties of the Chairperson include (i) presiding at, and chairing, Board meetings and meetings of stockholders; (ii) consulting with the Global CEO (if held by a different individual), other executive officers, the chairs of applicable committees of the Board and the Office of the Secretary to the Board to establish agendas for each Board meeting; (iii) calling Board meetings; (iv) leading the Board in discussions concerning the Global CEO’s performance and Global CEO succession, if such position is held by an individual other than the Global CEO; (v) approving meeting schedules for the Board; (vi) approving information sent to the Board; (vii) serving as a liaison for stockholders who request direct communications with the Board; and (viii) performing such other duties and exercising such other powers, as the Board shall from time to time delegate.

Independence of Directors

FF adheres to the rules of Nasdaq in determining whether a director is independent. The Board has consulted, and will consult on an ongoing basis, with its counsel to ensure that the Board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has affirmatively determined that Mr. Chad Chen, Mr. Jie Sheng and Mr. Lev Peker are independent directors. Additionally, the Board affirmatively determined that Mr. Adam (Xin) He and Ms. Ke Sun were independent directors during their terms as directors.

The independent members of the Board have regularly scheduled meetings at which only independent directors are present. A majority of the Board will remain independent, meaning FF cannot elect to be a controlled company under Nasdaq listing rules, until the market capitalization of FF exceeds $20 billion (or $3 billion if certain Charter Amendments (as defined below) are approved and made to the Charter) and the Board elects to become a controlled company as a result of FF Top having requisite voting power for FF to become a controlled company, or FF otherwise becomes a controlled company.

Risk Oversight

The Board oversees the risk management activities designed and implemented by management. The Board executes its oversight responsibility both directly and through its committees. The Board also considers specific risk topics, including risks associated with its strategic initiatives, business plans and capital structure. FF’s management, including its executive officers, is primarily responsible for managing the risks associated with the operation and business of FF and provides appropriate updates to the Board and the Audit Committee. The Board has delegated to the Audit Committee oversight of its risk management process, and its other committees also consider risk as they perform their respective committee responsibilities.

The Audit Committee assists the Board in oversight of cybersecurity risks, in addition to oversight of the performance of FF’s audit function. FF’s Nominating and Corporate Governance Committee monitors the effectiveness of FF’s Corporate Governance Guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee is also responsible for overseeing FF’s environmental, sustainability and governance efforts and progress and related risks. FF’s Compensation Committee assesses and monitors whether any of FF’s compensation policies and programs have the potential to encourage excessive risk-taking. All committees report to the Board, as appropriate, including when a matter rises to the level of material or enterprise risk.

Board Meetings and Committees

During fiscal year 2023, the Board held 38 meetings, some with recessed sessions. Each director of FF attended or participated in 75% or more of the aggregate of the total number of meetings of the Board and the total number of meetings of all committees of the Board on which such director served (in each case held during such director’s relevant period of service).

Audit Committee

FF’s Audit Committee is currently comprised of Lev Peker, Chad Chen and Jie Sheng, each of whom is “independent” as such term is defined for Audit Committee members under the rules of the SEC and the listing standards of Nasdaq. Mr. Peker is the chair of the Audit Committee. The Board has determined that Mssrs. Peker, Chen and Sheng each qualifies as an “audit committee financial expert” as defined under the rules of the SEC.

As more fully described in its charter, the primary responsibilities of the Audit Committee include (i) to appoint the independent registered public accounting firm and oversee the relationship, and approve the audit and non-audit services to be performed by the independent registered accounting firm; (ii) to review FF’s quarterly and annual financial statements with management and the independent registered public accounting firm; (iii) to review FF’s financial reporting processes and internal controls; (iv) to review and approve all transactions between FF and related persons; and (v) to discuss the policies with respect to risk assessment and risk management, information technology and cybersecurity risks, and other major litigation and financial risk exposures, and the steps management has taken to monitor and control such exposures.

The Audit Committee held 17 meetings during fiscal year 2023. The Audit Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Compensation Committee

FF’s Compensation Committee is currently comprised of Chad Chen, Jie Sheng and Lev Peker, each of whom is “independent” as such term is defined for Compensation Committee members under the rules of the SEC, the listing standards of Nasdaq and applicable rules of the Internal Revenue Code of 1986, as amended. Mr. Sheng is the chair of the Compensation Committee.

As more fully described in its charter, the primary responsibilities of the Compensation Committee include (i) to review and approve the corporate goals and objectives relevant to Global CEO compensation, evaluate at least annually the Global CEO’s performance in light of those goals and objectives and make recommendations to the Board with respect to the Global CEO’s compensation, including salary, bonus, fees, benefits, incentive awards and perquisites, based on this evaluation; (ii) to recommend to the Board the compensation of executive officers other than the Global CEO; (iii) to recommend to the Board the adoption, material modification or termination of FF’s compensation plans, including incentive compensation and equity-based plans, policies and programs; (iv) to recommend to the Board appropriate compensation for FF’s non-employee directors, including compensation and expense reimbursement policies for attendance at Board and committee meetings; (v) to consider whether risks arising from FF’s compensation plans, policies and programs for its employees are reasonably likely to have a material adverse effect on FF, including whether FF’s incentive compensation plans encourage excessive or inappropriate risk taking; and (vi) to determine stock ownership guidelines and monitor compliance with such guidelines. The Compensation Committee’s charter provides that the Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when it deems appropriate. The Compensation Committee does not currently intend to delegate any of its responsibilities to a subcommittee.

The Compensation Committee held 15 meetings during fiscal year 2023. The Compensation Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Nominating and Corporate Governance Committee

FF’s Nominating and Corporate Governance Committee (the “Nominating Committee”) is currently comprised of Chad Chen and Jie Sheng, each of whom is “independent” under the rules of the SEC and the listing standards of Nasdaq. Mr. Chen is the chair of the Nominating Committee.

As more fully described in its charter, the primary responsibilities of the Nominating Committee include (i) to assist the Board in identifying prospective director nominees and recommending nominees for each annual meeting of stockholders to the Board; (ii) to make recommendations to the Board regarding its size, membership and leadership, as well as committee membership and structure; (iii) to develop and recommend to the Board a set of corporate governance guidelines applicable to FF and to monitor compliance with such guidelines; (iv) to oversee the annual self-evaluation process to determine whether the Board and its committees and individual directors are functioning effectively and to report the results of the self-evaluation process to the Board; and (v) to oversee FF’s environmental, sustainability and governance efforts and progress.

The Nominating Committee held 6 meetings during fiscal year 2023. The Nominating Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Finance and Investment Committee

FF’s Finance and Investment Committee is currently comprised of Matthias Aydt, Chui Tin Mok and Jie Sheng. Mr. Sheng is the chair of the Finance and Investment Committee.

As more fully disclosed in its charter, the principal responsibilities of the Finance and Investment Committee include (i) upon consultation with or recommendation from FF’s Chief Financial Officer, to review with management and make recommendations to the Board matters relating to the establishment of a share repurchase authorization, debt repurchases, issuance of debt and equity securities, dividend policy, initiation or amendment of any revolving credit facilities and (a) any proposed merger or consolidation, (b) any significant acquisition, sale, lease or exchange of property or assets and (c) other significant business transactions; (ii) in the event of any merger or consolidation, to periodically review with management the progress and integration of the merger or consolidation, including the achievement of business synergies, business opportunities or initiatives that may result in substantial capital expenditures, commitments or exposures and major financial undertakings and financing transactions; (iii) to review FF’s financial policies, capital structure, strategy for obtaining financial resources, tax-planning strategies and use of cash flow and make such reports and recommendations to the Board with respect thereto as it deems advisable; (iv) to oversee the development of long-term capital structure guidelines; (v) to review the funding obligations and financial performance of benefits plans sponsored by FF; (vi) to review FF’s financial plans and objectives, and review and recommend to the Board annual financial plans, capital plans and budgets; (vii) to review FF’s cash management policies and activities, and review and recommend to the Board certain proposed issuances, repurchases or redemptions of FF securities; (viii) to review debt limitations and material covenants, loan guarantees of third party debt and obligations, strategic alliances and investments and target credit ratings; and (ix) to review risk assessment and risk management policies and strategies for managing certain exposures to financial, operating, or economic risks, including hedging strategies related to foreign currency, interest rates and other commercial risks, and the steps management has taken to monitor and control such risk exposures, as well as review certain legal and regulatory matters that may have a material impact on FF’s financing or risk management activities (taking into account the review of FF’s risk assessment and risk management policies and strategies managed through FF’s Audit Committee).

The Finance and Investment Committee held 14 meetings during fiscal year 2023. The Finance and Investment Committee has adopted a written charter approved by the Board, which is available on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Guidelines for Selecting Director Nominees

The Board is responsible for nominating candidates for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, subject to the requirements of the A&R Shareholder Agreement. The Nominating Committee is responsible for identifying, screening and recommending director candidates (subject to the Heads of Agreement and A&R Shareholder Agreement) to the full Board, taking into consideration the needs of the Board and the qualifications of the candidates. The Board, based on the recommendation of the Nominating Committee, will review each director’s continuation on the Board in connection with the director’s re-election.

The Nominating Committee also determines the criteria for Board membership. The guidelines for selecting nominees, which are specified in the Nominating Committee charter, generally provide that persons to be nominated:

•        should have demonstrated notable or significant achievements in business, education or public service;

•        should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

•        should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

In selecting director nominees, the Nominating Committee shall consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism, such as a general understanding of various business disciplines (e.g., marketing, finance, etc.), FF’s business environment, educational and professional background, analytical ability, independence, industry experience, diversity of viewpoints and backgrounds, willingness to devote adequate time to Board duties, ability to act in and represent the balanced best interests of FF and its stockholders as a whole, and support for the long term vision of FF. In conducting this assessment, the Nominating Committee considers diversity, in the broadest sense, reflecting, but not limited to, gender, racial, ethnicity, age, skills, industry and professional background. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group that is best equipped to help ensure FF’s success and represent stockholder interests through sound judgment.

It is the policy of the Nominating Committee to consider persons for Board nomination identified by its members, management, stockholders, investment bankers and others, and to evaluate those individuals using the same criteria. The Nominating Committee will not distinguish among nominees recommended by stockholders and other persons. The Company’s stockholders may recommend nominees for consideration by the Nominating Committee by submitting the names and supporting information to the Company’s Secretary or the Chair of the Nominating Committee; provided that the nomination of directors by FF Top is subject to the A&R Shareholder Agreement. Under the A&R Shareholder Agreement entered into between FF and FF Top, based on FF Top’s voting power, FF Top currently has the right to nominate four out of five directors on the Board.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee is currently, or has been at any time, one of FF’s officers or employees. None of FF’s executive officers currently serves, or has served since July 2021, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board or Compensation Committee.

Board Diversity Matrix

The table below provides information regarding certain diversity attributes of our Board members and nominees as of June 21, 2024, with categories as set forth by Nasdaq Listing Rule 5605(f).

Board Diversity Matrix
Total Number of Current Directors: 5
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender Identity
Directors	—	5	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	3	—	—
Hispanic or Latinx	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	2	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Attendance at Annual Meetings of Stockholders by the Board

Although FF does not have a formal policy regarding attendance by members of the Board at FF’s annual meetings of stockholders, directors are strongly encouraged to attend. Three of FF’s then-serving directors attended the 2023 annual meeting of stockholders.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines, which provide the framework for FF’s corporate governance along with the Charter, Bylaws, committee charters and other key governance practices and policies. The Corporate Governance Guidelines cover a wide range of subjects, including the conduct of Board meetings, independence and selection of directors, Board membership criteria, and Board committee composition. The full text of the Corporate Governance Guidelines is posted on FF’s website at https://investors.ff.com/corporate-governance/governance-overview.

Code of Business Conduct and Ethics

FF has a Code of Business Conduct and Ethics that applies to all of its employees, officers, and directors. This includes FF’s principal executive officer, principal financial officer, and principal accounting officer or controller, or persons performing similar functions. The full text of the Code of Business Conduct and Ethics is posted on FF’s website at https://investors.ff.com/corporate-governance/governance-overview. FF intends to disclose on its website any future amendments of the Code of Business Conduct and Ethics or waivers that exempt any principal executive officer, principal financial officer, principal accounting officer or controller, persons performing similar functions, or FF’s directors from provisions in the Code of Business Conduct and Ethics.

Prohibition on Hedging and Pledging of Company Securities

As part of FF’s insider trading policy, all Company directors, officers, employees, independent contractors and consultants are prohibited from engaging in short sales of our securities, establishing margin accounts, pledging FF securities as collateral for a loan, trading in derivative securities, including buying or selling puts or calls on our securities, or otherwise engaging in any form of hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving FF securities.

Stock Ownership Guidelines

The Board believes that, in order to more closely align the interests of executives and directors with the interests of FF’s other stockholders, FF’s executive officers and directors should maintain a minimum level of equity interests in FF’s Common Stock. Accordingly, FF has stock ownership guidelines requiring ownership of shares with a value equal to at least six times base salary for the Global CEO, two times base salary for other executive officers and three times the annual cash retainers for non-employee directors. Until the required level of ownership is met, covered executives and covered directors are required to retain 50% of the after-tax shares acquired upon exercise of stock options and vesting of equity awards. Shares subject to stock options, whether vested or unvested, and unvested and unsettled performance-based stock awards do not count for purposes of determining whether a covered executive or covered director is in compliance with the guidelines. Under the stock ownership guidelines, covered executives and covered directors must achieve the required level of ownership by the later of (i) the five-year anniversary of the adoption of the guidelines and (ii) the five-year anniversary of becoming an executive officer or a director, respectively. As of the Record Date, each of FF’s covered executives and covered directors was either in compliance with the guidelines or within the five-year phase-in period.

Management Succession Planning

As part of the annual executive officer evaluation process, the Compensation Committee works with the Global CEO to plan for the succession of the Global CEO and other senior executive officers, as well as to develop plans for interim or emergency succession for the Global CEO and other senior executive officers in the event of retirement or an unexpected occurrence. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Global CEO. The Board reviews this succession plan at least annually.

The Compensation Committee conducts a review at least annually of the performance of the Global CEO. The Compensation Committee establishes the evaluation process and determines the criteria by which the Global CEO is evaluated. The results of this review are communicated to the Global CEO.

Board Succession Planning

As part of the annual Board evaluation process, the Nominating Committee works with the Board to plan for the succession of the members of the Board and each of its committees, as well as to develop plans for interim or emergency succession for Board and committee members in the event of retirement or an unexpected occurrence. The succession plan should include, among other things, an assessment of the experience, performance and skills for possible successors to the Board and committee members. The Board reviews this succession plan at least annually.

Annual Board, Committee and Individual Director Evaluation

The Board evaluates its performance and the performance of its committees on an annual basis through an evaluation process administered by the Nominating Committee to determine whether it and its committees are functioning effectively and how to improve their effectiveness. Each committee of the Board shall also evaluate its performance on an annual basis and report the results to the Board, acting through the Nominating Committee. Each committee’s evaluation must compare the performance of the committee with the requirements of its written charter.

Stockholder and Interested Party Communications with the Board

Any stockholder or other interested party who wishes to communicate with our Board or any individual director may send written communications to our Board or such director c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248, Attention: Corporate Secretary. Our Corporate Secretary shall initially review and compile all such communications and may summarize such communications prior to forwarding to the appropriate party. Our Corporate Secretary will not forward communications that are not relevant to the duties and responsibilities of the Board. The Board will generally respond, or cause FF to respond, in writing to bona fide communications from stockholders addressed to one or more members of the Board. Please note that requests for investor relations materials should be sent to ir@faradayfuture.com.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the executive officer and director compensation arrangements discussed in the section titled “Executive and Director Compensation” below, described below are the transactions since January 1, 2022 to which the Company has been a participant, in which the amount involved in the transaction exceeds or will exceed $120,000 and in which any of the Company’s directors, executive officers, director nominees or holders of more than 5% of the Company’s capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Certain Relationships and Related Person Transactions

Amended and Restated Registration Rights Agreement

In connection with the consummation of the Business Combination on July 21, 2021, Property Solutions Acquisition Sponsor, LLC (the “PSAC Sponsor”), EarlyBirdCapital, Inc., FF Top Holding Ltd. (a related party to FF Top), and Season Smart Ltd. (“Season Smart”) (collectively, the “A&R RRA Parties”) entered into the Amended and Restated Registration Rights Agreement (the “A&R RRA”) with the Company, which became effective upon the consummation of the Business Combination. Each of FF Top and Season Smart were beneficial owners of 5% or greater of the Company’s securities within the past two fiscal years. In accordance with the A&R RRA, the A&R RRA Parties are entitled to have registered, in certain circumstances, the resale of shares of Class A Common Stock (and the shares of Class A Common Stock underlying outstanding Company warrants) held by or issued to them at the closing of the Business Combination, subject to the terms and conditions set forth therein. Within 45 days of the closing of the Business Combination, the Company was obligated to file a shelf registration statement to register the resale of certain securities and the Company was required to use its reasonable best efforts to have such shelf registration statement declared effective as soon as practicable after the filing thereof and no later than the earlier of (x) the 90th calendar day following the filing date if the SEC notifies the Company that it will “review” the shelf registration statement and (y) the tenth (10th) business day after the date the Company is notified in writing by the SEC that such shelf registration statement will not be “reviewed” or will not be subject to further review. Additionally, at any time and from time to time after one year (or 180 days with respect to Season Smart Ltd.) after the closing of the Business Combination, the A&R RRA Parties representing a majority-in-interest of the total number of shares of Class A Common Stock issued and outstanding on a fully diluted basis held by the A&R RRA Parties (or Season Smart) may make a written demand for registration for resale under the Securities Act of all or part of the shares of Class A Common Stock (and the shares of Class A Common Stock underlying outstanding Company warrants) held by or issued to them at the closing of the Business Combination in an underwritten offering involving gross proceeds of no less than $50,000,000. The Company will not be obligated to effect more than an aggregate of two underwritten offerings per year (or three underwritten offerings per year demanded by Season Smart) and, with respect to Season Smart, such shares of Class A Common Stock will not exceed more than 10% of the outstanding shares of the Company. The A&R RRA Parties will also be entitled to participate in certain registered offerings by the Company, subject to certain limitations and restrictions. The Company will be required to pay certain expenses incurred in connection with the exercise of the registration rights under the A&R RRA.

A&R Shareholder Agreement

In connection with the Business Combination, the Company and FF Top, a stockholder of the Company, entered into the Shareholder Agreement pursuant to which, among other things:

•        the Company and FF Top agreed on the initial composition of the Board;

•        FF Top has certain rights to nominate a number of directors to the Board;

•        FF Top has certain rights to remove and replace its director designees; and

•        FF Top also has the right for its nominees to serve on each committee of the Board proportionate to the number of nominees it has on the Board, subject to compliance with applicable law and stock exchange listing rules.

On September 23, 2022, the Company entered into the Heads of Agreement, and, on January 13, 2023, the Company entered into the A&R Shareholder Agreement, pursuant to which the Company and FF Top agreed to the following matters:

•        FF Top will have the right to nominate for election to the Board four FF Top Designees until the first date on which FF Top has ceased to beneficially own the Minimum Share Amount. Following the termination of FF Top’s right to nominate four FF Top Designees, FF Top shall continue to have the right to nominate a number of FF Top Designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of stockholders of the Company at which directors are to be elected, rounding up to the next whole director. The A&R Shareholder Agreement also requires the Company to take all necessary action to cause to be appointed to any committee of the Board a number of FF Top Designees that corresponds to the proportion that the number of directors FF Top has the right to designate to the Board bears to the total number of directors on the Board, to the extent such FF Top Designees are permitted to serve on such committees under the applicable rules and regulations of the SEC and applicable listing rules. The FF Top Designees are required to include two independent directors for so long as FF Top is entitled to nominate four FF Top Designees, and the Company is at all times required to cause the Board to include a sufficient number of independent directors who are not FF Top Designees to comply with applicable listing standards, unless and until the Company becomes a “controlled company” under relevant listing exchange rules. FF Top shall have the right to fill any vacancies created on the Board at any time by the death, disability, retirement, removal, failure of being elected or resignation of any FF Top Designee. Further, FF Top has the right at any time, and from time to time, to remove any FF Top Designee, and FF Top has the exclusive right to nominate a replacement nominee to fill any vacancy so created by such removal or resignation of such FF Top Designee. The Company shall use its reasonable best efforts to take or cause to be taken, to the fullest extent permitted by law, all necessary action to fill such vacancies or effect such removals in accordance with the A&R Shareholder Agreement. The appointment or nomination for election of designees of FF Top will be subject to the reasonable verification and/or approval by the Nominating Committee based on the criteria set forth in the A&R Shareholder Agreement. If any FF Top Designee fails to be elected at any meeting of the Company’s stockholders, then, upon FF Top’s request in writing, the Company shall promptly expand the size of the Board by a number of seats equal to the number of non-elected FF Top Designees, and FF Top shall have the exclusive right to fill the vacancy or vacancies on the Board created by such expansion (provided the individual or individuals who shall fill such vacancy or vacancies shall not be the same FF Top Designees who failed to get elected, without prejudice to FF Top’s right to re-designate the non-elected designees as FF Top Designees in any other circumstance), and such new FF Top Designees shall be appointed to the Board by the Board promptly following their having been approved or deemed approved in accordance with the relevant criteria and procedures set forth in the A&R Shareholder Agreement. Immediately prior to (and effective as of) the first meeting of shareholders following such expansion of the Board, the Board shall cause the size of the Board to be decreased back to seven. This Board expansion right shall cease to have any further force or effect at such time as the voting power of each share of Class B Common Stock, by operation of the Charter, shall be twenty votes per share.

•        The size of the Board may not be increased without FF Top’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed (with it being reasonable for FF Top to withhold its consent to any change in the size of the Board that would result in a decrease in the proportion or percentage of the members of the Board who are designees of FF Top).

•        Until the Company achieves an equity market capitalization of $3 billion, the Company agrees not to elect to be treated as a “controlled company” as defined under the rules of the securities exchange on which the Company is listed.

•        The Company agrees to cooperate with any written requests by FF Top relating to any such pledge of any of the shares of Common Stock of the Company owned by FF Top, or hypothecation or grant thereof, including delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders) and, subject to applicable law (as defined in the A&R Shareholder Agreement), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends.

•        FF Top has informed the Company that FF Top expects the following proposals will be submitted to the Company’s stockholders for approval. Upon FF Top’s written request (an “Amendment Request”), the Company shall submit for approval by the Company’s stockholders, at each annual and special meeting of the Company’s stockholders held during a reasonable number of years (which shall not be, in any event, fewer than seven years) following the date of the Amendment Request, binding proposals to amend the Charter to incorporate each of the amendments described below (the “Charter Amendments”), and to recommend in favor of such Charter Amendments at each such meeting and solicit proxies in favor of each such Charter Amendment at each such meeting using a well-regarded proxy solicitation firm. Each Charter Amendment is required to be in such form as FF Top, acting reasonably, shall approve:

•        Amend Section 4.5(a) of the Charter (and any other applicable provisions thereof, if any) to provide that (i) the voting power of the Company’s Class B Common Stock shall be ten votes per share with effect immediately upon the Company’s stockholders’ approval of such amendment and (ii) the voting power of the Company’s Class B Common Stock shall increase from ten votes per share to twenty votes per share immediately following the Company achieving a Qualifying Equity Market Capitalization (substituting $3.0 billion for $20.0 billion in the definition of “Qualifying Equity Market Capitalization”).

•        Amend Section 6.1 of the Charter (and any other applicable provisions thereof, if any) to provide that FF Top shall have the right to nominate, remove and/or replace FF Top Designees whom it is entitled to nominate pursuant to the A&R Shareholder Agreement by written consent, with such conforming changes to the certificate of incorporation as are required to give legal effect to the right to act by written consent under Delaware law.

•        Further amend Section 6.1 of the Charter (and any other applicable provisions thereof, if any) to provide that for so long as FF Top continues to hold at least 15,168 shares of Common Stock (as such number may be adjusted due to any stock split, reverse stock split or other similar corporate action), the Company’s stockholders shall be entitled to act by written consent by the signature of (a) the requisite number of stockholders required to pass such proposal at a meeting at which all stockholders entitled to vote on such proposal are present together with (b) FF Top.

•        Further amend the Charter to provide that none of the rights afforded to FF Top in the Charter or in the Bylaws shall be amended without (a) unanimous approval of the Board and (b) the approval by (i) holders of two-thirds of all of the Company’s issued and outstanding shares of Common Stock, voting together as a single class and (ii) holders of a majority of the Company’s issued and outstanding shares of Class B Common Stock, voting together as a separate class.

If, when FF Top first delivers an Amendment Request, the Company’s next annual meeting is scheduled to be held more than 120 days after the date of such request (or the Company has already mailed a definitive proxy statement with respect to the Company’s next annual meeting of stockholders), the Company shall promptly call a special meeting of its stockholders to consider and vote upon the Charter Amendments, with the same recommendation and solicitation obligations of the Board described above. Promptly upon receipt of an Amendment Request, the Company shall also, in cooperation with FF Top, make such conforming changes to the Bylaws as may reasonably be requested by FF Top to make them consistent with the Charter Amendments.

•        The Company has agreed not to enter into any transaction or series of related transactions that would require a stockholder vote under Nasdaq Listing Rule 5635(d) (without giving effect to Section 5635(f) thereof) without FF Top’s prior written consent, which written consent shall not be unreasonably withheld, conditioned or delayed. Such consent right expires upon the earlier of (a) the conversion of the voting power of the Company’s Class B Common Stock from one vote per share to ten votes per share and (b) the first date on which FF Top has ceased to beneficially own a number of shares of Common Stock at least equal to the Minimum Share Amount.

•        The Company has agreed that the investors under that certain Securities Purchase Agreement, dated as of August 14, 2022 (as amended from time to time in accordance with the terms thereof) (the “Secured SPA”) shall have, by operation of the A&R Shareholder Agreement and irrespective of any provision of the SPA to the contrary, the right to enter into any voting agreement or grant a voting proxy, at any time and on any terms, with or to FF Top with respect to any shares of Common Stock held by such investor, and that the Company shall take any and all such further action as may be necessary or desirous to give full effect to the foregoing (including without limitation, irrevocably waiving any rights that the Company may have to restrict the entry by any such persons into any such voting agreements or voting proxies pursuant to the Secured SPA or otherwise and, solely to the extent required, amending the Secured SPA). Each party to the Secured SPA is a third-party beneficiary of, and may enforce, the foregoing provision under the A&R Shareholder Agreement; however, the Company and FF Top are permitted, acting alone without the consent of any such third-party beneficiary, to amend such provision in writing.

•        FF Top agreed to vote all shares of Common Stock that it beneficially owned in favor of an increase in the Company’s authorized shares of Class A Common Stock from 815 million to 1.69 billion (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits) at the next meeting of the Company’s stockholders held to consider such proposal (as such meeting may be adjourned or postponed). FF Top also agreed not to transfer, convert or otherwise take any action that would result in the conversion of any shares of Class B Common Stock into Class A Common Stock of the Company prior to the Company’s receipt of stockholder approval for an increase in the number of authorized shares of Class A Common Stock in accordance with the foregoing. Such proposal was approved at a special meeting of stockholders of the Company on February 28, 2023.

•        FF Top released and waived any and all claims it or any other “FF Top Parties” (i.e., FF Top, FF Peak Holding LLC, a Delaware limited liability company, Pacific Technology Holding LLC, a Delaware limited liability company, FF Global and each of their affiliates, and their respective successors and assigns) may have had against the Company and the Company Parties (described below; such claims, the “FF Top Claims”) relating to matters occurring at any time after September 23, 2022 but prior to the execution of the A&R Shareholder Agreement (the “FF Top Release”). The FF Top Release does not (i) release any FF Top Claim or right that existed on or prior to September 23, 2022 but was not released pursuant to that certain Mutual Release, dated as of September 23, 2022, by and among the Company, FF Top, FF Global Partners LLC and the other parties thereto (the “Prior Release”) or (ii) release any claim or right under (or terminate) any agreement between one or more FF Top Parties on the one hand, and one or more Company Parties on the other hand (including without limitation the A&R Shareholder Agreement, the Heads of Agreement and the Prior Release).

•        The Company also released and waived any and all claims it or any other “Company Parties” (i.e., the Company and each of the Company’s controlled affiliates, each individual currently serving as a director or on the management team of the Company or any of its controlled affiliates, and the respective successors and assigns of any of the foregoing) may have against FF Top Parties relating to any matters occurring at any time after September 23, 2022 but prior to the execution of the A&R Shareholder Agreement; provided that the Company Release does not (i) release any claim or right that existed on or prior to September 23, 2022 but was not released pursuant to the Prior Release or (ii) release any claim or right under (or terminate) any agreement between one or more FF Top Parties on the one hand, and one or more Company Parties on the other hand (including without limitation the A&R Shareholder Agreement, Heads of Agreement and the Prior Release).

Governance Agreement with FF Top and FF Global

As previously disclosed, beginning in June 2022 the Company was party to a dispute with FF Global, its then-largest stockholder, over various terms of the Shareholder Agreement, including relating to FF Global’s right to remove its designees from the Board. On September 23, 2022, the Company entered into the Heads of Agreement, pursuant to which, effective as of September 23, 2022, the Company (a) increased the size of the Board from nine to ten, (b) appointed Mr. Adam (Xin) He to fill the vacancy resulting from such increase in the size of the Board until the Annual Meeting, (c) appointed Mr. He to the Audit Committee and the Nominating Committee of the Board and (d) agreed to not remove Mr. He from either committee prior to the 2023 annual meeting of stockholders. Pursuant to the Heads of Agreement, FF Top and FF Global caused all actions in the Court of Chancery of the State of Delaware, and any other forum, filed by FF Top, FF Global and/or any of their respective controlled affiliates as of the effective date of the Heads of Agreement, naming the Company or any of its directors or officers, to be dismissed without prejudice as of September 27, 2022. On January 13, 2023, the Company entered into the A&R Shareholder Agreement, which amends certain terms of the Heads of Agreement.

Pursuant to the Heads of Agreement, as amended by the A&R Shareholder Agreement, the Company, FF Global and FF Top agreed to the following matters:

•        the resignation of the Company’s Executive Chairperson, Ms. Susan Swenson, from all non-director positions at the Company and all Board leadership and Board committee positions, upon the Company receiving $13.5 million in funding that is immediately available for the Company’s general use (which was satisfied upon the funding of the initial $10 million tranche of SPA Notes to Senyun International Ltd. (“Senyun”) on October 27, 2022). It was also agreed that Ms. Swenson would not thereafter seek or accept new non-director positions at the Company; the reinstitution of the former FF Transformation Committee, a management committee that will discuss business matters being undertaken by the Company (the committee will not have any decision-making authority) and be comprised of the Company’s former Global CEO (Mr. Xuefeng Chen), former Founder/Chief Product and User Ecosystem Officer and Founder Advisor to the Board (Mr. Yueting Jia), former Interim Chief Financial Officer (Ms. Yun Han), the General Counsel and other senior leadership team members invited by members of the FF Transformation Committee from time to time, with Mr. Jiawei Wang at the time an FF Top designee) being given committee observer status subject to certain customary non-disclosure and confidentiality agreements; and

•        subject to the Company having entered into definitive agreements providing for at least $85 million of additional or (in certain circumstances, accelerated) financing commitments in the aggregate and having received funding of at least $35 million immediately available for the Company’s general use in connection therewith (which condition was, pursuant to the A&R Shareholder Agreement, agreed to have been satisfied):

•        the Company would call, convene, hold and complete an annual meeting of stockholders in 2022 (subsequently amended to 2023) on the earliest date permitted under Delaware law and applicable Nasdaq and SEC requirements;

•        the size of the Board would be reduced to seven members effective with the directors to be elected at such annual meeting;

•        the following individuals would be nominated for election to the Board and included on the Board’s recommended slate at such annual meeting: (a) the Company’s then-Global CEO, (b) four FF Top Designees, at least two of whom would be independent directors, and (c) two independent directors selected by a committee, consisting of Mr. Adam (Xin) He, Mr. Chad Chen and Mr. Chui Tin Mok (the “Selection Committee”), for which any member of the Selection Committee could propose director candidates who would be included in the process with all final decisions made by the Selection Committee;

•        no re-nomination of FF directors as of the date of the Heads of Agreement (other than Mr. He) at such annual meeting without the consent of the Selection Committee;

•        FF Top has the right to nominate for election to the Board four designees until the first date on which FF Top has ceased to beneficially own the Minimum Share Amount. Following the termination of FF Top’s right to nominate four designees, FF Top shall continue to have the right to nominate a number of designees not less than the number equal to the total number of directors on the Board, multiplied by the aggregate voting power of the shares of Common Stock and other securities of the Company generally entitled to vote in the election of directors of the Company beneficially owned by FF Top and its affiliates, divided by the total voting power of the then-outstanding shares of Common Stock issued as of the record date for any meeting of stockholders of the Company at which directors are to be elected, rounding up to the next whole director; and

•        the resignation of Ms. Swenson and Mr. Brian Krolicki as directors of the Company (which resignations were subsequently tendered by Ms. Swenson and Mr. Krolicki on October 3, 2022 and October 28, 2022, respectively). It was also agreed that (i) Ms. Swenson and Mr. Krolicki would not thereafter seek or accept re-appointment, re-nomination or re-election to the Board and (ii) that following their resignations from the Board, their seats would be left empty until the subsequent annual meeting.

Mutual Release

On September 23, 2022, the Company entered into a Mutual Release (the “Mutual Release”) with FF Global, then a beneficial owner of 5% or more of the Common Stock, its executive committee members and their controlled affiliates, FF Global’s controlled affiliates (including FF Top), and the directors of the Company and their controlled affiliates (collectively, and together with the Company, the “Release Parties”), pursuant to which the Release Parties agreed to a mutual release of claims and to settle various matters among them, including with respect to any differences that arose out of the Company directors’ service as a director, employee, officer or manager of the Company up through and including the date of the Mutual Release, subject to customary exceptions.

Voting Agreements by FF Top Holding LLC and Season Smart Ltd.

On September 23, 2022, the Company entered into a letter agreement with each of FF Top and Season Smart, then the two largest holders of Common Stock, pursuant to which each of FF Top and Season Smart agreed to vote and did vote, with respect to all shares of Company voting stock over which such party has voting control, in favor of any resolution presented to the stockholders of the Company at a stockholders’ meeting to approve, among other things:

•        the issuance, in the aggregate, of more than 19.999% of the number of shares of outstanding Common Stock (under Nasdaq Listing Rule 5635(d)) as a result of:

•        the issuance of up to (x) $57 million in principal amount of senior secured Tranche A convertible notes at a conversion price of not below $1.05 per share of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits) for $27.0 million, and the remainder ($30 million) at a conversion price of not below $2.69 per share of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits), (y) $57 million in principal amount of senior secured Tranche B convertible notes at a conversion price of not below $1.05 per share of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits) for $27.0 million, and the remainder ($30 million) at a conversion price of not below $2.69 per share of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits), and (z) 26,822,724 shares of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits) upon the exercise of associated warrants, in each case, pursuant to the Existing Purchase Agreement (as then amended) and subject to the full-ratchet anti-dilution and most favored nation protections therein;

•        the issuance of up to 73,675,656, shares of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits) upon the exercise of all previously issued convertible notes and warrants of the Company; and

•        the issuance of up to $60 million in principal amount of senior secured convertible notes by Senyun and/or its affiliates; and

•        an increase to the number of authorized shares of Common Stock to 900,000,000 (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits).

In addition, each of FF Top and Season Smart agreed in their respective voting agreements that, subject to the consent of FF Top and Season Smart (with respect to each such party’s respective voting agreement), which consent is not to be unreasonably withheld, conditioned or delayed, the Company may seek to further increase the number of authorized shares of Common Stock to up to a maximum of 1,500,000,000 shares (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits), and such party agrees to vote all shares with respect to which it has voting power in favor of any resolutions presented to stockholders to effect such increase in the number of authorized shares.

On October 22, 2022, the Company and FF Top agreed to an amendment to FF Top’s voting agreement, pursuant to which FF Top (i) reaffirmed its commitment under the voting agreement, in light of the maturity date extension of notes under the SPA, to vote all of its shares of Company voting stock in favor of the resolution to be presented to stockholders at the November 3, 2022 special meeting to approve the issuance, in the aggregate, of more than 19.99% of the issued and outstanding shares of Common Stock underlying the various instruments issued and issuable pursuant to the SPA; (ii) revised the condition precedent to FF Top’s voting obligations that the Company comply in all material respects with its obligations pursuant to the Heads of Agreement and any definitive documentation contemplated by the Heads of Agreement to only apply to the period from and after October 22, 2022; and (iii) extended the deadline to November 11, 2022 (which was subsequently extended to December 31, 2022) for the Company and FF Top to enter into an amendment to the Shareholder Agreement between FF Top and the Company and other definitive documentation contemplated by the Heads of Agreement (provided that the failure of such amendment and other definitive documentation to be executed by such date would not, in and of itself, release FF Top from its voting obligations).

FF Top’s obligations pursuant to the FF Top Voting Agreement were conditioned on (i) the appointment of Mr. Chad Chen (or a substitute nominee, as applicable) to the Board as the fourth FF Top Designee no later than October 27, 2022 (provided that Mr. Chad Chen or a substitute nominee, as applicable, is reasonably acceptable to the Nominating and Corporate Governance Committee of the Board with respect to the Nasdaq independence rules and legal compliance and criminal compliance) (provided that if Mr. Chad Chen is not so reasonably acceptable to the Nominating and Corporate Governance Committee of the Board, then FF Top would be permitted to nominate another individual to the Board); and (ii) constructive engagement by Mr. Adam (Xin) He, the then-Interim Chairman of the Board, directly with representatives with FF Top on certain additional governance and management matters and, to the extent the then Interim Chairman of the Board so determines, in his discretion, such matters will be put to a discussion and a vote of the full Board. On October 27, 2022, Mr. Chad Chen was appointed to the Board.

FF Top’s and Season Smart’s obligations pursuant to their respective voting agreements are conditioned on the accuracy of certain representations, compliance by the Company with certain covenants and the satisfaction of certain conditions, in each case as further set forth in the applicable voting agreement.

The Company also agreed in the FF Top Voting Agreement that FF Top may vote its shares of Common Stock in favor of each of the Krolicki and Swenson removal proposals (if any), that neither FF Top nor the Company has any obligation to nominate or reappoint Mr. Krolicki or Ms. Swenson to the Board at any time following their resignation or removal for any reason, that neither Mr. Krolicki nor Ms. Swenson shall be re-appointed or re-nominated to the Board following their resignation or removal and that neither Mr. Krolicki nor Ms. Swenson shall be (re)hired, (re)engaged or (re)appointed to any position at the Company following their resignation or removal from their respective non-Board roles (if any) at the Company. On October 3, 2022, Ms. Swenson tendered her resignation from her role as both Executive Chairperson and member of the Board effective immediately. On October 28, 2022, Mr. Brian Krolicki tendered his resignation from the Board effective immediately.

At a special meeting of Company stockholders held on November 3, 2022, Company stockholders approved the following three proposals: (1) a proposal to approve, as is required by the applicable Nasdaq rules and regulations, transactions involving notes and warrants issued to Purchasers as committed under the SPA (as then amended), including the issuance of any shares in excess of 19.99% of the issued and outstanding shares of the Common Stock; (2) a proposal to increase total authorized shares of the Company from 825,000,000 to 900,000,000 (before giving effect to 1-to-80 and 1-to-3 reverse stock splits) (the “Share Authorization Proposal”); and (3) a proposal to approve an amendment to the Charter to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-10, and a corresponding reduction in the number of authorized shares of Common Stock (after adjustment of the number of authorized shares, if applicable, resulting from stockholder approval of the Share Authorization Proposal), with such ratio to be determined in the discretion of the Board and with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of such special meeting of stockholders.

Expense Reimbursements and Consulting Services Agreement

On July 30, 2022, the Company entered into a preliminary term sheet (the “Preliminary Term Sheet”) with FF Top, a subsidiary of FF Global, setting out a summary of the preliminary terms and conditions for FF Top’s assistance in arranging a proposed convertible term loan facility to the Company. In connection with the Preliminary

Term Sheet, the Company agreed to reimburse FF Top for its reasonable and documented out-of-pocket legal and diligence fees and expenses incurred in connection with such financing efforts up to a $300,000 cap (the “Original Cap”), irrespective of whether or not closing occurred, with $150,000 to be payable as a deposit upon execution of the Preliminary Term Sheet. Pursuant to the Preliminary Term Sheet, the Company paid FF Top $150,000 on August 9, 2022 and $150,000 on December 16, 2022.

On January 31, 2023, the Company entered into a supplemental agreement to the Preliminary Term Sheet (the “Supplemental Agreement”) with FF Global, pursuant to which the parties agreed, due to the high amount of FF Global’s out-of-pocket legal fees and expenses incurred in connection with assisting with and successfully closing this financing effort, to amend the Preliminary Term Sheet to increase the Original Cap from $300,000 to $682,733.64. The Company agreed to pay the remaining $379,911.64 of the fees owed to FF Global as follows: (i) fifty percent, equaling $189,955.82, within one business day of execution of the Supplemental Agreement, and (ii) fifty percent, equaling $189,955.82, within one business day of consummation of new financing by the Company in an amount not less than $5.0 million or an earlier date approved by the Board. Pursuant to the Preliminary Term Sheet, as amended by the Supplemental Agreement, the Company paid FF Global $189,955.82 on each of February 1, 2023 and February 6, 2023.

On April 8, 2023, the Company reimbursed FF Global for $0.2 million related to legal expenses incurred by FF Global in connection with the sixth amendment to the Secured SPA. In addition, on April 10, 2023 and May 31, 2023, the Company reimbursed FF Global for $0.1 million and $0.3 million related to legal expenses incurred by FF Global in connection with the Unsecured Financing.

In February 2023, FF Global requested from the Company legal expense reimbursement of $6.5 million for costs incurred related to the governance changes at the Company, which was not approved by the Board as of the date of this proxy statement. FF Global may in the future continue to request additional expense reimbursements and indemnification from the Company.

On March 6, 2023, the Company entered into a consulting service agreement with an effective date of February 1, 2023 with FF Global (the “Consulting Services Agreement”), according to which the Company agreed to pay a monthly consulting fee of $0.2 million to FF Global for the following services:

•        Assistance in developing its funding strategy.

•        Assistance in developing its value return and management strategy.

•        Consultation on and integration of stockholder relations and stockholder resources.

•        Supporting communications regarding stockholders meetings.

•        Developing existing stockholder financing strategy, including with respect to retail investors and others.

•        Assistance in risk management strategy.

•        Assistance in capability build up and operation strategy.

The Consulting Services Agreement has an initial term of 12 months and automatically renews for successive 12 months periods unless earlier terminated in accordance with the terms thereof. Effective March 6, 2024, the Consulting Agreement renewed automatically. Either party may terminate the Consulting Services Agreement upon one month prior written notice to the other party. Upon any termination of the Consulting Services Agreement, the Company shall promptly pay FF Global any accrued but unpaid fees thereunder and shall reimburse FF Global for any unreimbursed expenses that are reimbursable thereunder. In addition, FF Global is entitled to reimbursement for all reasonable and documented out-of-pocket travel, legal, and other out-of-pocket expenses incurred in connection with their services, which expenses shall not exceed $0.1 million without the prior written consent of the Company. The Company paid $1.8 million to FF Global during the year ended December 31, 2023, pursuant to the Consulting Services Agreement.

Agreement with Riverside Management Group

On July 18, 2021, PSAC entered into an omnibus transaction services fee agreement and acknowledgement with the PSAC Sponsor, FF, Riverside Management Group (“RMG”) and Philip Kassin, Robert Mancini and James Carpenter (each, a “Service Provider” and, collectively, the “Service Providers”), as subsequently amended by an amendment entered into on July 21, 2022, pursuant to which (i) the Service Providers, together with such other service providers, who assisted the Service Providers as identified by the Service Providers, replaced RMG as the recipients of the cash and share compensations under a transaction services agreement, dated as of October 13, 2020 (and amended on October 26, 2020), between PSAC and RMG pursuant to which RMG provided consulting and advisory services in connection with the Business Combination and (ii) the Company agreed to issue, and subsequently issued on July 22, 2022, 2,387,500 shares of Class A Common Stock (before giving effect to the subsequent 1-for-80 and 1-for-3 reverse stock splits) in the aggregate to the Service Providers and such other service providers as identified by the Service Providers in full consideration of certain consulting and advisory services provided by RMG in connection with the Business Combination.

Borrowings from Related Parties

Related Party Notes Payable

Prior to the Business Combination, FF funded its operations and capital needs primarily through the proceeds received from capital contributions and the issuance of related party notes payable and notes payable. The notes payable and equity were significantly funded by entities controlled or previously controlled by Mr. Yueting Jia, the founder and Chief Product and User Ecosystem Officer of the Company. As of December 31, 2023 and 2022, the outstanding principal balance of FF’s related party notes payable was $9.8 million and $9.0 million, respectively.

Unsecured SPA

On May 8, 2023, the Company entered into an unsecured securities purchase agreement (as amended from time to time, the “Unsecured SPA”) with Metaverse Horizon Limited (“MHL”) and other purchasers to issue and sell $100.0 million aggregate principal of the Company’s senior unsecured convertible notes (the “Unsecured SPA Notes”). MHL is the anchor investor in the Unsecured SPA and has committed $80.0 million of such funding. MHL is a related party of the Company as MHL’s investors include a subsidiary of FF Global. FF Global has control over the Company’s management, business and operations. See Note 7, Notes Payable to the consolidated financial statements included in the 2023 Form 10-K (such financial statements, the “Consolidated Financial Statements”) for details on the Unsecured SPA. Subsequent to the issuance of the Unsecured SPA, MHL funded, net of original issue discounts, $20.7 million in exchange for the issuance of the Unsecured SPA Notes and related warrants. In connection with the Unsecured SPA, the Company issued MHL warrants to purchase 35,405 shares of the Class A Common Stock at an exercise price of $214.20 per share, subject to anti-dilution ratchet price protection, exercisable for seven years from the date of issuance. During the year ended December 31, 2023, MHL converted $22.3 million of gross principal balances in exchange for 5,010,651 shares of the Class A Common Stock.

X-Butler previously known as Warm Time Inc. (“Warm Time”) and Ocean View Drive Inc. (“Ocean View”) Transactions

The Company leased two real properties, located in Rancho Palos Verdes, California (the “Rancho Palos Verdes Properties”), from X-Butler from January 1, 2018 through March 31, 2022. X-Butler in turn leased the Rancho Palos Verdes Properties from Yueting Jia, the Company’s founder and Chief Product and User Ecosystem Officer. The Rancho Palos Verdes Properties were used by the Company to provide long-term or temporary housing to employees of the Company (including a former Global CEO). According to the agreement between the parties, the Company paid X-Butler for rent and certain services, including catering, room services and organization of meetings, external gatherings and events, for the Rancho Palos Verdes Properties. For the year ended December 31, 2023, the Company paid to X-Butler less than $0.1 million, for rent and business development services rendered to the Company and its executives.

As part of its relationship with the Company, X-Butler also served as the conduit for certain loans from Ocean View, an entity formerly controlled by Mr. Jia and currently wholly owned by the spouse of Mr. Ruokun Jia, who is the former Assistant Treasurer of the Company and Mr. Jia’s nephew. The loan principal was repaid to the Company in prior years and no amounts remained outstanding on such loans as of December 31, 2023.

In prior years, the Company advanced funding to Ocean View for various real estate purchases, including the Rancho Palos Verdes Properties, and related expenses. As of December 31, 2023, the Company had no receivable due from Ocean View.

On February 9, 2023, the Company made a payment of approximately $0.2 million on behalf of Ocean View in connection with a seizure of funds related to the outstanding judgment in ongoing litigation, also involving Han’s San Jose Hospitality, LLC. Ocean View fulfilled its payment obligation under the settlement arrangement of such litigation, but the Company did not make its payment on the outstanding judgment which caused such seizure of funds of Ocean View. Following such seizure, the Company paid the outstanding judgment and all accrued interest. The Company received the return of such indemnification payment in April 2023.

Procedures with Respect to Review and Approval of Related Person Transactions

The Board has adopted a written policy with respect to the review, approval and ratification of related person transactions. Under the policy, FF’s Audit Committee is responsible for reviewing and approving related person transactions. In the course of its review and approval of related party transactions, the Audit Committee will consider the relevant facts and circumstances to decide whether to approve such transactions. In particular, the policy requires the Audit Committee to consider, among other factors it deems appropriate:

•        the related person’s relationship to FF and interest in the transaction;

•        the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•        the impact on a director’s or a director nominee’s independence in the event the related person is a director or director nominee or an immediate family member of the director or director nominee;

•        the benefits to FF of the proposed transaction;

•        if applicable, the availability of other sources of comparable products or services; and

•        an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, FF’s best interests and those of FF’s stockholders, as the Audit Committee determines in good faith.

In addition, under FF’s Code of Business Conduct and Ethics, FF’s employees, officers, directors and director nominees have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth information with respect to the beneficial ownership of Common Stock, as of June 18, 2024, for (1) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each member of the Board and each director nominee, (3) each of our named executive officers (as disclosed below) and (4) all of the members of the Board and our executive officers, as a group. As of June 18, 2024, there were outstanding 441,264,626 shares of Class A Common Stock, 266,670 shares of Class B Common Stock, and 9,807,125 outstanding warrants to purchase shares of Class A Common Stock.

The beneficial ownership percentages set forth in the table below are based on 441,531,296 shares of Class A Common Stock issued and outstanding as of June 18, 2024, (including for this purpose, 266,670 shares of Class A Common Stock issuable upon conversion of 266,670 shares of Class B Common Stock held by FF Top, all as issued and outstanding shares as of June 18, 2024) and takes into account the issuance of any shares of Class A Common Stock subject to warrants, stock options, restricted stock units (“RSUs”), or convertible notes that have vested or are currently exercisable or will vest or may be exercised within 60 days of June 18, 2024 for purposes of computing the percentage ownership of the person deemed to beneficially own such shares and for the aggregate percentage owned by all directors and executive officers, but are not treated as outstanding for computing the percentage of any other person. In computing the number of shares of Common Stock beneficially owned by a person, we deemed to be outstanding all shares of Common Stock subject to warrants and stock options held by the person that are currently exercisable or may be exercised within 60 days of June 18, 2024.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days.

Unless otherwise noted in the footnotes to the following table, and subject to applicable community property laws, the persons and entities named in the table have sole voting and investment power with respect to their beneficially owned Common Stock. Unless otherwise indicated, the business address of each person listed in the table below is c/o Faraday Future Intelligent Electric Inc., 18455 S. Figueroa Street, Gardena, California 90248.

Title of Class	Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class
	Holder of Over 5%:
Class A Common Stock	None
	Director Nominees and Named Executive Officers:
Class A Common Stock	Matthias Aydt(1)	2,464	*
Class A Common Stock	Chad Chen	15,389	*
Class A Common Stock	Chui Tin Mok(2)	4,895	*
Class A Common Stock	Jie Sheng	15,134	*
Class A Common Stock	Lev Peker(3)	10,125	*
Class A Common Stock	Yueting Jia(4)	4,777	*
Class A Common Stock	Xuefeng Chen(5)	158	*
Class A Common Stock	Yun Han(6)	3,228	*
	All executive officers and directors as a group (9 individuals)	63,645	*

____________

*        Less than 1%

(1)      Includes options to acquire 2,046 shares of Class A Common Stock that have vested or will vest within 60 days of June 18, 2024. To the Company’s knowledge, Mr. Aydt has not sold any shares since the Company became a public company. Mr. Aydt was appointed Global CEO of the Company effective as of September 29, 2023.

(2)      Includes options to acquire 4,189 shares of Class A Common Stock that have vested or will vest within 60 days of June 18, 2024. To the Company’s knowledge, Mr. Mok has not sold any shares since the Company became a public company. Mr. Mok was appointed as a director of the Board on January 25, 2023.

(3)      Mr. Lev Peker was appointed as a director of the Board on August 4, 2023.

(4)      Includes options to acquire 2,945 shares of Class A Common Stock that have vested or will vest within 60 days of June 18, 2024.

(5)      Based solely on the Form 4 filed on November 30, 2023 by Mr. Xuefeng Chen. Mr. Xuefeng Chen served as the Company’s Global CEO and as a member of the Board until his resignation effective on September 29, 2023.

(6)      Based solely on the Form 4s filed on January 4, 2023 and March 31, 2023 by Ms. Han. Ms. Han served as the Company’s Interim Chief Financial Officer until July 5, 2023 and as the Company’s Chief Accounting Officer until February 2, 2024.

DELINQUENT SECTION 16(A) REPORTS

Under Section 16 of the Exchange Act, FF’s directors, executive officers and any persons holding more than 10% of FF’s common stock are required to report initial ownership of FF common stock and any subsequent changes in ownership to the SEC. Specific due dates have been established by the SEC, and FF is required to disclose below any failure to file required ownership reports by these dates. Based solely upon a review of forms filed with the SEC and the written representations of such persons, and other than as disclosed in the 2023 Form 10-K, FF is not aware of any late Section 16(a) filings except one late Form 4 filed by Matthias Aydt reporting one transaction on February 5, 2024.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

We provide below biographical information for each of FF’s executive officers, other than Mr. Matthias Aydt and Mr. Chui Tin Mok, whose biographical information is presented above under “Proposal 1: Election of Directors — Director Nominees.”

Mr. Yueting Jia, 50, is the Founder of FF and has served as FF’s Chief Product and User Ecosystem Officer since September 2019 and served as CEO from 2017 to September 2019. In 2003, he founded Xbell Union Communication Technology (Beijing) Co., a Singapore publicly-listed company that developed and launched China’s first mobile video streaming software system. In 2004, Mr. Jia founded LeTV, a video streaming website. In 2011, he founded Le Holdings Co. Ltd (“LeEco”), which is an internet ecosystem technology company with business segments including smart phones, smart TV, smart cars, internet sports, video content, internet finance and cloud computing. In 2014, Mr. Jia founded FF. He defined and led the team in creating the FF 91. As Chief Product and User Ecosystem Officer, Mr. Jia oversees activities in product innovation, strategy and definition; internet, AI and autonomous driving; user experience, user acquisition and user operation, capital markets, human resources and administration, corporate strategy and China departments and reports directly to the Board.

Mr. Jonathan Maroko, 39, has served as FF’s Interim Chief Financial Officer since July 2023. Prior to this role, he served as External Chief Financial Officer for multiple venture-backed companies across industries during their growth phase from January 2022 to July 2023. From June 2013 to December 2021, Mr. Maroko served as Portfolio Manager at Mulholland Vista Capital Advisors, a discretionary global macro hedge fund. He began his career as an Investment Banking Analyst at Bank of America Merrill Lynch, and later worked as a Senior Investment Analyst at Vanadium Capital Management, a special situations hedge fund. Mr. Maroko holds a Bachelor of Science in Business in Accounting and Finance from Indiana University, Kelley School of Business and is a CFA® charterholder.

Mr. Scott Graziano, 53, has served as Global General Counsel at FF since September 2023 and as Corporate Secretary since November 2023. Prior to joining FF, he served at Healthpeak Properties, Inc. (NYSE: DOC) from October 2015 to September 2023, including as Senior Vice President and Deputy General Counsel beginning in February 2017, as well as Corporate Secretary. Prior to joining Healthpeak, Mr. Graziano served as Director — Securities and Corporate Governance at Western Digital Corporation (Nasdaq: WDC). Prior to that, Mr. Graziano was a counsel at the law firm of O’Melveny & Myers LLP in Newport Beach, California, and Shanghai, China, from November 2004 to January 2015, and an associate at the law firm of Shearman & Sterling LLP in New York City from September 2000 to November 2004.

Mr. Hong Rao, 52, has served as FF’s Vice President of I.A.I. since April 2015, overseeing technology innovation, product and technology roadmap, system architecture, software and AI, among others. Prior to joining FF, he served as Co-Founder and Chief Technology Officer at Borqs Technologies from October 2007 to March 2015 and held several engineering leadership positions in Motorola from 2003 to 2007. Mr. Rao received his Master of Business Administration degree from Arizona State University, his Master of Science degree in Electrical Engineering from Beijing Institute of Technology, and his Bachelor of Science degree in Electrical Engineering from Shanghai University of Science & Technology.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF MGO AS FF’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2024

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of FF’s independent registered public accounting firm (the “independent auditors”). The Audit Committee has appointed MGO to serve as our independent auditors with respect to our operations for the year ending December 31, 2024, subject to ratification by stockholders. Stockholder ratification of such selection is not required by our Bylaws or any other applicable legal requirement. However, our Board is submitting the selection of MGO to our stockholders for ratification as a matter of good corporate governance.

In taking this action, the Audit Committee considered carefully MGO’s independence with respect to the services to be performed and its general reputation for adherence to professional auditing standards. The Audit Committee is responsible for the determination of the fees associated with the retention of MGO. The Audit Committee will annually evaluate the performance of MGO, including the senior audit engagement team, and will determine whether to reengage the independent auditors.

The Audit Committee and the Board believe that the engagement of MGO as our independent auditors is in the best interests of FF and our stockholders. Because the members of the Audit Committee value stockholders’ views on our independent auditors, even though ratification is not legally required, there will be presented at the Annual Meeting a proposal for the ratification of the appointment of MGO. If the appointment of MGO is not ratified, the matter of the appointment of independent auditors will be considered by the Audit Committee.

Representatives of MGO will be present during the Annual Meeting to make a statement if they desire to do so. They will also be available to answer appropriate questions from stockholders.

Change in Independent Registered Public Accounting Firm

On April 9, 2024, FF was notified that Mazars USA LLP (“Mazars”), FF’s independent registered public accounting firm for the years ended December 31, 2022 and 2023, resigned as auditor effective on May 31, 2024.

The reports of Mazars on FF’s financial statements for the fiscal years ended December 31, 2022 and 2023 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, but did contain an emphasis of a matter related to substantial doubt about FF’s ability to continue as a going concern.

During the fiscal years ended December 31, 2022 and 2023, there were no disagreements (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions) between FF and Mazars on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which disagreements, if not resolved to the satisfaction of Mazars, would have caused Mazars to make reference thereto in their report on the financial statements for such year. FF disclosed in its Form 10-K/A for the fiscal year ended December 31, 2022, that it did not maintain effective internal control over financial reporting.

Effective as of June 20, 2024, MGO was appointed as the Company’s independent registered public accounting firm as of and for the year ending December 31, 2024.

Principal Accounting Fees and Services

Mazars served as the independent registered public accounting firm of the Company for the years ended December 31, 2022 and 2023. The following is a summary of fees paid or to be paid to Mazars for services rendered for the years ended December 31, 2022 and 2023.

Audit Fees.    Audit fees consist of fees billed for professional services rendered for the audit of our year-end financial statements and services that are normally provided by Mazars in connection with regulatory filings. The aggregate fees billed by Mazars for professional services rendered for the audit of FF’s annual financial statements, review of the financial information included in our Forms 10-Q for the respective periods, services provided in connection with registration statements, and other required filings with the SEC for the year ended December 31, 2022 totaled $557,000, and for the year ended December 31, 2023, totaled $1,265,000. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees.    Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards. Mazars did not provide services and we did not incur fees for consultations concerning financial accounting and reporting standards for the years ended December 31, 2022 or 2023.

Tax Fees.    Mazars did not provide services and we did not incur fees for tax planning and advice provided by Mazars for the years ended December 31, 2022 or 2023.

All Other Fees.    No other fees were paid to Mazars for the years ended December 31, 2022 or 2023.

Pre-Approval Policy

The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services, including tax services, proposed to be provided to the Company by its independent auditor. Under the policy, the Audit Committee may approve engagements on a case-by-case basis or pre-approve engagements on a categorical basis pursuant to the Audit Committee’s pre-approval policy.

The Audit Committee approved all services provided by Mazars during the years ended December 31, 2022 and 2023. The Audit Committee has considered the nature and amount of the fees billed by Mazars and believes that the provision of the services for activities unrelated to the audit is compatible with maintaining Mazars’ independence.

Voting Requirements

Approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote. Each share of Common Stock has one vote. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will be counted as votes “Against” such Proposal.

Recommendation

The Board and the Audit Committee unanimously recommend that stockholders vote “FOR” ratification of the appointment of MGO as FF’s independent registered public accounting firm for the year ending December 31, 2024.

AUDIT COMMITTEE REPORT

The Audit Committee consists of Lev Peker, Chad Chen and Jie Sheng. The Board has determined that each such Audit Committee member is “financially literate,” as contemplated by Nasdaq rules, and that each qualifies as an “audit committee financial expert” as that term is defined under 407(d) of Regulation S-K. Each member of the Audit Committee is “independent,” within the meaning of such term under the independence requirements for audit committee membership of the Nasdaq rules, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the SEC’s rules and regulations.

The Audit Committee operates under a written charter approved by the Board, a copy of which is available on the Company’s website. As more fully described in the charter, the primary purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the Company’s financial statements and effectiveness of internal controls over financial reporting and the performance, qualification and independence of the Company’s independent registered public accounting firm.

FF’s management prepares the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and is responsible for the financial reporting process that generates these statements. Management is also responsible for establishing and maintaining adequate internal controls over financial reporting. The Audit Committee, on behalf of the Board, monitors and reviews these processes, acting in an oversight capacity relying on the information provided to it and on the representations made to it by the Company’s management, its auditors and other advisors.

The Audit Committee has reviewed and discussed FF’s December 31, 2023 audited consolidated financial statements and effectiveness of internal controls over financial reporting with management and with its independent registered public accounting firm for the year ended December 31, 2023, which was Mazars.

The Audit Committee has also received from, and discussed with, its independent registered public accounting firm the matters required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), the SEC and the Audit Committee’s charter.

The Audit Committee has received from its independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors

Lev Peker (Chair)

Chad Chen

Jie Sheng

PROPOSAL 3: APPROVAL OF THE SHARE AUTHORIZATION PROPOSAL

The Board recommends that the stockholders adopt an amendment to the Charter to increase the number of authorized shares (the “Authorized Shares Increase”) of Common Stock from 463,312,500 to 4,169,812,500 shares, increasing the number of authorized shares of Common Stock and Preferred Stock from 473,312,500 to 4,179,812,500 shares. Pursuant to the Charter, the Company currently has 10,000,000 shares of its Preferred Stock and 463,312,500 shares of Common Stock authorized, including (i) 443,625,000 shares of Class A Common Stock and (ii) 19,687,500 shares of Class B Common Stock. As of June 21, 2024, there was one share of Series A Preferred Stock, 441,264,626 shares of Class A Common Stock and 266,670 shares of Class B Common Stock issued and outstanding.

The Board believes it is desirable for the Company to have a sufficient number of shares of Class A Common Stock available for the satisfaction of its existing obligations to issue shares of Class A Common Stock as and if they become due, for possible future financings or acquisition transactions, stock dividends or splits, stock issuances pursuant to employee benefit plans and other proper corporate purposes. In particular, in order to fund its ongoing operations and business plan, including to continue production of the FF 91 2.0 Futurist Alliance, the Company is seeking to raise additional capital from various fundraising efforts currently underway to bolster its cash on hand. FF expects that it may be able to raise additional capital to support the ramp-up of production of the FF 91 to potentially generate sufficient revenues to put the Company on a path to cash flow break-even. It is possible that some of these additional shares could be used in the future for various other purposes without further stockholder approval, except as such approval may be required in particular cases by the Charter, applicable law or the rules of any stock exchange or other quotation system on which the Company’s securities may then be listed. The Board believes that approval of the Share Authorization Proposal is crucial predominantly to ensure that the Company has sufficient authorized shares to meet its existing obligations to issue shares of Class A Common Stock as and if they become due, and to secure needed financing without incurring the delay and expense of holding additional stockholders’ meetings.

If the Share Authorization Proposal is approved, up to an additional 3,551,360,374 shares of Class A Common Stock, or a total of 4,179,812,500 shares of authorized and unreserved shares of Preferred Stock and Common Stock would be issued and outstanding or available for future issuance. The additional shares of Class A Common Stock will have the same rights as the presently authorized shares of Class A Common Stock, including the right to cast one vote per share of Class A Common Stock. Although the authorization of additional shares will not, in itself, have any effect on the rights of any holder of our Common Stock, the future issuance of additional shares of Class A Common Stock (other than by way of a stock split or dividend) would have the effect of diluting the voting rights and could have the effect of diluting earnings per share and book value per share of existing stockholders.

The Charter amendment will become effective upon the filing of the amendment with the Secretary of State of the State of Delaware. The Company currently plans to file such amendment promptly after the Annual Meeting if the Share Authorization Proposal is approved. The text of the form of the Charter amendment is set forth in Annex A to this Proxy Statement. Such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Authorized Shares Increase, if any.

Proposal

The Company is seeking stockholder approval to adopt an amendment to the Charter to increase the number of authorized shares of Common Stock from 463,312,500 to 4,169,812,500, increasing the total number of authorized shares of the Common Stock and Preferred Stock from 473,312,500 to 4,179,812,500.

Voting Requirements

Approval of the Share Authorization Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock and the one share of Series A Preferred Stock, voting together as a single class. Each share of Common Stock has one vote. The share of Series A Preferred Stock has 16,000,000,000 votes, but those votes must be voted in the same proportion as the votes cast by shares of Common Stock on this Proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will be counted as votes “Against” such Proposal. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Further, because the share of Series A Preferred Stock has 16,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have no effect on the manner in which the Series A Preferred Stock votes are cast. Therefore, if you do not wish for this Proposal to pass, you should vote “Against” this Proposal.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE SHARE AUTHORIZATION PROPOSAL.

PROPOSAL 4: APPROVAL OF THE REVERSE STOCK SPLIT PROPOSAL

The Board recommends that the stockholders authorize the Board to adopt an amendment to the Charter to effect (i) a reverse stock split of the issued and outstanding Common Stock (including shares of common stock held by the Company in treasury), by a ratio of any whole number in the range of 1-for-2 to 1-for-40 (the “Reverse Stock Split”) and (ii) a corresponding reduction in the total number of authorized shares of Common Stock (the “Authorized Shares Reduction”). The Board may determine, in its sole discretion, whether to implement the Reverse Stock Split and the Authorized Share Reduction, as well as its specific timing, provided that any amendment is implemented within one year after the conclusion of the Annual Meeting. If the stockholders approve the Reverse Stock Split Proposal, the Board, in its discretion, may elect to effect the Reverse Stock Split, or the Board may determine in its discretion not to proceed with the Reverse Stock Split Proposal. The Reverse Stock Split and the Authorized Share Reduction will only be effected after the Board (or a duly authorized committee of the Board) authorizes the filing of a Certificate of Amendment to the Charter with the Secretary of State of the State of Delaware to effectuate the Reverse Stock Split and the Authorized Share Reduction (the “Reverse Stock Split Charter Amendment”) and upon the filing and effectiveness of the Reverse Stock Split Charter Amendment (the “Reverse Stock Split Effective Time”). The text of the form of the Reverse Stock Split Charter Amendment is set forth in Annex B to this Proxy Statement. Such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Reverse Stock Split and the Authorized Share Reduction, if any. The Board reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Reverse Stock Split Effective Time, even if stockholders approve such amendment at the Annual Meeting.

Reasons for the Reverse Stock Split Proposal

The purpose of the Reverse Stock Split is to increase the market price of the Class A Common Stock in order to mitigate the risk of the Class A Common Stock being delisted from The Nasdaq Capital Market. Nasdaq has several continued listing criteria that companies must satisfy in order to remain listed on the exchange. Nasdaq Listing Rule 5550(a)(2) requires that companies maintain a closing bid price that is greater than or equal to $1.00 per share for 30 consecutive trading days (the “Minimum Bid Price Requirement”).

On December 28, 2023, the Company received written notice from Nasdaq stating that the Company has failed to maintain a minimum bid price of at least $1.00 per share for the prior 30-consecutive-trading-day period from November 9, 2023 to December 27, 2023. Pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company was initially provided 180 calendar days from receipt of the notice from Nasdaq to regain compliance with the Minimum Bid Price Requirement. On April 18, 2024, FF received a letter from Nasdaq indicating that FF was not in compliance with Nasdaq Listing Rule 5250(c)(1) as FF had not yet filed its Annual Report on Form 10-K for the year ended December 31, 2023. On April 24, 2024, FF received an additional letter from Nasdaq indicating that FF was not in compliance with Nasdaq Listing Rule 5810(c)(3)(A)(iii), as FF’s Class A Common Stock had a closing bid price of $0.10 or less for ten consecutive trading days (the “Low Priced Stocks Rule”). The letter indicated that, as a result of non-compliance with both the Low Priced Stocks Rule and the requirement to file the Form 10-K for the year ended December 31, 2023, the Nasdaq staff had determined to delist FF’s securities from The Nasdaq Capital Market (the “Delisting Determination”). Further, on May 21, 2024, FF received an additional letter from Nasdaq indicating that FF is now delinquent in filing its Form 10-Q for the period ended March 31, 2024, and as such, the delinquency serves as an additional basis for delisting FF’s securities from The Nasdaq Capital Market.

On May 1, 2024, FF requested a hearing to appeal the Delisting Determination, which stayed the suspension of FF’s securities for 15 days. FF also requested an extended stay of the suspension pending such hearing with Nasdaq’s Hearings Panel (the “Panel”), which Nasdaq granted on May 28, 2024. On June 13, 2024, a hearing was held with the Panel at which FF requested an extension of the period to regain compliance with the Minimum Bid Price Requirement to August 30, 2024 and to cure the delinquency in filing the Form 10-Q for the period ended March 31, 2024 (the “Q1 10-Q”) to July 31, 2024. On May 28, 2024, FF filed its Annual Report on Form 10-K for the year ended December 31, 2023 (as amended on May 30, 2024 and June 24, 2024).

On June 26, 2024, the Panel granted the Company’s request for extension subject to the Company filing the Q1 10-Q on or before July 31, 2024, timely filing the Form 10-Q for the period ending on June 30, 2024, and demonstrating compliance with the Minimum Bid Price Requirement on or before August 31, 2024.

The Board believes that effecting the Reverse Stock Split would, among other things, help FF to (1) increase the per share price of the Class A Common Stock, (2) maintain the listing of the Class A Common Stock on Nasdaq, and (3) potentially improve the marketability and liquidity of the Class A Common Stock.

Increase the Per-Share Price of our Common Stock.    The primary purpose for effecting the Reverse Stock Split, should the Board choose to effect it, would be to increase the per share price of the Class A Common Stock. In determining to seek authorization for the Reverse Stock Split Proposal, the Board considered that, by combining a number of pre-split shares into one share of common stock, the market price of a post-split share is generally greater than the market price of a pre-split share. However, we cannot assure you that the Reverse Stock Split will increase the per share price of the Class A Common Stock or that any such increase will be proportional to the Reverse Stock Split ratio (see “— Certain Risks Associated with the Reverse Stock Split”).

Maintain Listing on Nasdaq.    The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist the Class A Common Stock from The Nasdaq Capital Market. Delisting the Class A Common Stock could adversely affect the liquidity of the Class A Common Stock because alternatives, such as the OTC Bulletin Board, OTC Markets, and the Pink Sheets, are generally considered to be less efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, the Class A Common Stock on an over-the-counter market. Many investors likely would not buy or sell the Class A Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange or other reasons. The Board believes that the Reverse Stock Split is an effective means for the Company to maintain compliance with the rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of the Class A Common Stock being delisted from The Nasdaq Capital Market by producing the immediate effect of increasing the bid price of the Class A Common Stock.

Potentially Improve the Marketability and Liquidity of the Class A Common Stock.    The Board believes that continued listing on Nasdaq provides overall credibility to an investment in the Class A Common Stock, given the stringent listing and disclosure requirements of Nasdaq. In addition, the Board believes that the increased market price of the Class A Common Stock expected as a result of implementing a Reverse Stock Split could improve the marketability and liquidity of the Class A Common Stock and encourage interest and trading in the Class A Common Stock by mitigating the negative effects of certain practices and policies:

•        Stock Price Requirements:    Many brokerage firms have internal policies and practices that have the effect of discouraging individual brokers from recommending lower-priced securities to their clients. Many institutional investors have policies prohibiting them from holding lower-priced stocks in their portfolios, which reduces the number of potential purchasers of the Class A Common Stock. Investment funds may also be reluctant to invest in lower-priced stocks.

•        Stock Price Volatility:    A higher stock price may increase the acceptability of the Class A Common Stock to a number of long-term investors who may not find the Class A Common Stock attractive at its current prices due to the trading volatility often associated with stocks below certain prices. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower-priced stocks.

•        Transaction Costs:    Investors may be dissuaded from purchasing stocks below certain prices because brokers’ commissions, as a percentage of the total transaction value, can be higher for lower-priced stocks.

•        Access to Capital Markets:    If the Class A Common Stock is delisted from Nasdaq, investor demand for additional shares of the Class A Common Stock could be limited, thereby preventing us from accessing the public equity markets.

We believe that the Reverse Stock Split, if effected, could increase analyst and broker interest in the Class A Common Stock by avoiding these policies and practices. Increasing visibility of the Class A Common Stock among a larger pool of potential investors could result in higher trading volumes. We also believe that the Reverse Stock Split may make the Class A Common Stock a more attractive and cost-effective investment for many investors, which could enhance the liquidity of the Class A Common Stock for our stockholders. These increases in visibility and liquidity could also help facilitate future financings and give management more flexibility to focus on executing our business strategy, which includes the strategic management of authorized capital for business purposes.

Accordingly, for these and other reasons discussed herein, we believe that being able to effect the Reverse Stock Split is in the best interests of the Company and its stockholders.

Reasons for the Authorized Shares Reduction

As a matter of Delaware law, the implementation of a reverse stock split does not require a reduction in the total number of authorized shares of common stock. However, without the Authorized Shares Reduction, the Reverse Stock Split — together with the Authorized Shares Increase to be implemented if Proposal 3 is approved at the Annual Meeting — would significantly increase the proportion of unissued, authorized shares of Common Stock to issued and outstanding shares of Common Stock, which could allow the Company to much more substantially dilute shareholders in the future than it is currently able to do. The Board believes that effecting the Authorized Shares Reduction in connection with the Reverse Stock Split will maintain alignment with the market expectations regarding the number of shares of authorized Common Stock in comparison to the number of shares issued or reserved for issuance, and ensure that we do not have what some shareholders might view as an unreasonably high number of authorized shares of Common Stock that are unissued or reserved for issuance following the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that the Reverse Stock Split and Authorized Shares Reduction, if completed, will result in the intended benefits described above, including:

The Reverse Stock Split may not increase the price of Common Stock.    We cannot assure you that the proposed Reverse Stock Split will increase the price of our Common Stock. We expect that the Reverse Stock Split will increase the market price of our Common Stock. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with any certainty, and the history of reverse stock splits for other companies in our industry is varied, particularly since some investors may view a reverse stock split negatively. It is possible that the per-share price of our Common Stock after the Reverse Stock Split will not increase in the same proportion as the reduction in the number of outstanding shares of Common Stock following the Reverse Stock Split, and the Reverse Stock Split may not result in a per-share price that would attract investors who do not trade in lower priced stocks. In addition, although we believe that the Reverse Stock Split may enhance the marketability of our Common Stock to certain potential investors, we cannot assure you that, if implemented, the Common Stock will be more attractive to investors. Even if we implement the Reverse Stock Split, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split, including our future performance. If the Reverse Stock Split is consummated and the trading price of our Common Stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

We may not satisfy Nasdaq continued listing requirements following the Reverse Stock Split.    While we intend to monitor the average closing price of the Class A Common Stock and consider available options if it does not continue to trade at a level likely to result in us maintaining compliance, no assurances can be made that we will in fact be able to comply and that the Class A Common Stock will remain listed on the Nasdaq Capital Market. In addition, Nasdaq Listing Rule 5810(c)(3)(A)(iv) states that if a listed company that fails to meet the Minimum Bid Price Requirement after effecting one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the company is not eligible for a Minimum Bid Price Requirement compliance period. The Company effected a 1-for-80 reverse stock split of the outstanding Common Stock on August 25, 2023 and a 1-for-3 reverse stock split of the outstanding Common Stock on February 29, 2024, as a result of which, together, the Company has effected reverse stock splits with a cumulative ratio of 240 shares to one. Therefore, if the Company implements the proposed the Reverse Stock Split (after stockholder approval of the Reverse Stock Split Proposal), the Company will have exceeded the 1-for-250 ratio and will not be eligible for a Minimum Bid Price Requirement compliance period if it fails to meet the Minimum Bid Price Requirement again. If the Class A Common Stock ultimately were to be delisted from the Nasdaq Capital Market for any reason, in addition to the effects noted above under “— Reasons for the Reverse Stock Split Proposal — Maintain Listing on Nasdaq,” it could negatively impact us as it would likely reduce the liquidity and market price of the Class A Common Stock; reduce the number of investors willing to hold or acquire our Common Stock; negatively impact our ability to access equity markets, issue additional securities and obtain additional financing in the future; affect our ability to provide equity incentives to our employees; and might negatively impact our reputation and, as a consequence, our business.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs.    The liquidity of the Common Stock may be negatively impacted by the Reverse Stock Split, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the stock price does not increase as a result of the Reverse Stock Split. In addition, if the Reverse Stock Split is implemented, it may result in some stockholders owning “odd lots” of fewer than 100 shares of Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares Accordingly, the Reverse Stock Split and Authorized Shares Reduction may not achieve the desired results of increasing marketability of the Common Stock as described above.

You should also keep in mind that the implementation of the Reverse Stock Split and Authorized Shares Reduction does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company (subject to the treatment of fractional shares). However, should the overall value of Common Stock decline after the proposed Reverse Stock Split and Authorized Shares Reduction, then the actual or intrinsic value of the shares of Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

The Board considered all of the foregoing factors and determined that seeking stockholder approval for the Reverse Stock Split Proposal is in the best interests of the Company and the stockholders.

If the Reverse Stock Split Proposal Is Not Approved

If the Reverse Stock Split Proposal is not approved at the Annual Meeting, the Charter will not be amended to effect the Reverse Stock Split. The failure to obtain approval of the Reverse Stock Split Proposal would likely result in the Class A Common Stock becoming delisted by Nasdaq. Delisting of the Class A Common Stock by Nasdaq may hinder the Company’s ability to raise financing and may result in the Company having to file for bankruptcy.

If the Reverse Stock Split Proposal Is Approved

If this Reverse Stock Split Proposal is approved and the Board elects to implement the Reverse Stock Split and Authorized Shares Reduction, the number of outstanding shares of Common Stock will be reduced in proportion to the ratio of the Reverse Stock Split chosen by the Board, and the number of authorized shares of Common Stock will be proportionately decreased.

Effects on the Common Stock

Depending on the ratio for a Reverse Stock Split determined by the Board, a minimum of two and a maximum of 40 shares of existing Common Stock would be combined into one new share of Common Stock. Based on 441,264,626 shares of Class A Common Stock and 266,670 shares of Class B Common Stock issued and outstanding as of June 21, 2024, immediately following a reverse stock split the Company would have approximately 220,632,313 shares of Class A Common Stock and 133,335 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-2, and 11,031,615 shares of Class A Common Stock and 6,666 shares of Class B Common Stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for a reverse stock split is 1-for-40.

For the purposes of providing examples of the effect of the Reverse Stock Split on our Common Stock (assuming that the Share Authorization Proposal is approved and implemented), the following table contains approximate information (without accounting for the settlement of fractional shares), based on share information as of June 21, 2024, of the effect of a Reverse Stock Split at certain ratios within the range of the proposed Reverse Stock Split ratios on the number of shares of our Common Stock authorized, outstanding, and not outstanding.

Name and Position	Number of Shares of Common Stock Authorized	Number of Shares of Common Stock Issued and Outstanding(1)	Number of Shares of Common Stock Authorized but not Outstanding
Pre-Reverse Stock Split	463,312,500	441,531,296	21,781,204
Post-Reverse Stock Split 1:2	231,656,250	220,765,648	10,890,602
Post-Reverse Stock Split 1:10	46,331,250	44,153,129	2,178,121
Post-Reverse Stock Split 1:20	23,165,625	22,076,564	1,089,061
Post-Reverse Stock Split 1:30	15,443,750	14,717,709	726,041
Post-Reverse Stock Split 1:40	11,582,812	11,038,282	544,530

____________

(1)      Includes 441,264,626 shares of Class A Common Stock and 266,670 shares of Class A Common Stock issuable upon conversion of 266,670 shares of Class B Common Stock. Excludes shares of stock reserved for issuance or issuable upon exercise of outstanding warrants, options, RSUs or the conversion of any outstanding convertible notes.

The Reverse Stock Split would be effected simultaneously for all of our Common Stock, and the exchange ratio would be the same for all shares of Common Stock. The Reverse Stock Split and Authorized Shares Reduction would affect all holders of Common Stock uniformly and would not affect any stockholder’s percentage ownership interest in the Company. Proportionate voting rights and other rights of the holders of Common Stock will not be affected by the Reverse Stock Split and Authorized Shares Reduction, other than as a result of the treatment of fractional shares. Common Stock issued pursuant to the Reverse Stock Split would remain fully paid and non-assessable. We will not issue any fractional shares as a result of the Reverse Stock Split and in lieu thereof, any stockholders that would otherwise be entitled to receive a fractional share will be entitled to have their post-Reverse Stock Split and Authorized Shares Reduction share amount rounded up to the nearest whole share (which we describe below). Each stockholder will hold the same percentage of Common Stock immediately following the Reverse Stock Split and Authorized Shares Reduction as such stockholders held immediately prior to the Reverse Stock Split and Authorized Shares Reduction other than the nominal effect of the treatment of fractional shares.

Effect on the Preferred Stock

The Reverse Stock Split, if implemented, would not affect the total authorized number of shares of the Preferred Stock or the par value of shares of the Preferred Stock. However, the outstanding share of Series A Preferred Stock will be automatically redeemed upon the earlier of (i) any time such redemption is ordered by the Board in its sole discretion, automatically and effective on such time and date specified by the Board in its sole discretion, or (ii) immediately following the approval by the stockholders of the Share Authorization Proposal and the Reverse Stock Proposal.

Effect on Equity Compensation Arrangements

If the Reverse Stock Split Proposal is approved by our stockholders and the Board decides to implement the Reverse Stock Split, as of the Reverse Stock Split Effective Time, the per share exercise price of any outstanding stock options and any applicable repurchase price of any restricted shares would be increased proportionately, and the number of shares issuable under outstanding stock options, restricted stock units, performance share units and all other outstanding equity-based awards would be reduced proportionately. The number of shares of Common Stock authorized for future issuance under our equity plan would be proportionately reduced and other similar adjustments would be made under the equity plans to reflect the Reverse Stock Split. In addition, the performance targets to which our performance-based restricted stock units (“PSUs”) are subject, including certain stock price targets, would be proportionally adjusted based on the Reverse Stock Split ratio selected by the Board. In addition, the number of shares of Common Stock available for issuance under our equity incentive plans will be proportionately adjusted for the Reverse Stock Split ratio, such that fewer shares will be subject to the equity incentive plans.

Effect on Warrants and Convertible Notes

If the Reverse Stock Split Proposal is approved by our stockholders and the Board decides to implement the Reverse Stock Split, as of the Reverse Stock Split Effective Time:

•        all outstanding warrants will be adjusted in accordance with their terms, which will result in the number of shares issuable upon exercise of any such warrant being rounded up to the nearest whole share and proportionate adjustments will be made to the exercise price; and

•        all outstanding convertible notes will have adjustments to the conversion rate and the conversion price made proportionate with the Reverse Stock Split ratio.

This will result in approximately the same aggregate price being required to be paid under such securities upon exercise or conversion, and approximately the same value of shares of Common Stock being delivered upon such exercise or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares reserved for issuance pursuant to these securities will be proportionately adjusted based on the Reverse Stock Split ratio.

Effect on Market Capitalization

In addition, the Reverse Stock Split and Authorized Shares Reduction will not itself immediately affect our overall market capitalization, i.e., our market capitalization immediately before the Reverse Stock Split and Authorized Shares Reduction will be the same as immediately after the Reverse Stock Split and Authorized Shares Reduction, except as a result of any rounding up of fractional shares as described below. However, if our trading price increases or declines over time following the Reverse Stock Split and Authorized Shares Reduction, we will have a higher or lower market capitalization depending on that trading price.

Effect on Exchange Act Reporting and CUSIP

After the Reverse Stock Split Effective Time, we would continue to be subject to periodic reporting and other requirements of the Exchange Act, and the Class A Common Stock would continue to be listed on Nasdaq under the symbol “FFIE.”

After the Effective Time, the post-Reverse Stock Split and Authorized Shares Reduction shares of Common Stock would have a new CUSIP number, which is a number used to identify our equity securities.

Effective Time of Reverse Stock Split

The Reverse Stock Split Proposal, if approved by stockholders, would become effective upon the date determined by the Board and, if required by law or otherwise deemed advisable by the Board, upon the filing of the Reverse Stock Split Amendment with the Secretary of State of the State of Delaware. It is expected that this filing will take place promptly following the Annual Meeting, assuming the stockholders approve the Reverse Stock Split Proposal. However, the exact timing of the filing of the Reverse Stock Split Amendment will be determined by the Board based on its evaluation as to when such action will be the most advantageous to the Company and our stockholders. In addition, the Board reserves the right to elect not to effect the Reverse Stock Split and Authorized Shares Reduction, if, at any time before the Reverse Stock Split Effective Time, the Board determines, in its sole discretion, that implementing the Reverse Stock Split is not in the best interests of the Company and its stockholders. If the Board does not implement a Reverse Stock Split on or prior to the one-year anniversary of the conclusion of the Annual Meeting, stockholder approval would again be required prior to implementing any future reverse stock split and/or share reduction.

Except as to fractional shares, at the Reverse Stock Split Effective Time, the Reverse Stock Split will combine, automatically and without any action on the part of us or our stockholders, any whole number in the range of two (2) to forty (40) shares of Common Stock issued (including shares of Common Stock held by the Company in treasury) immediately prior thereto into one (1) share of Common Stock. Also at the Reverse Stock Split Effective Time, the Authorized Shares Reduction will reduce, automatically and without any action on the part of us or our stockholders, the number of authorized shares of Common Stock in proportion to the reduction of the issued shares.

Treatment of Fractional Shares

To avoid having any fractional shares of Common Stock (i.e., less than one full share of common stock) outstanding as a result of the Reverse Stock Split, no fractional shares will be issued in connection with the Reverse Stock Split. Instead, we will issue one full share of the post-Reverse Stock Split Common Stock to any stockholder who would have been entitled to receive a fractional share as a result of the process. Each holder of shares of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split and Authorized Shares Reduction as that stockholder did immediately prior to the Reverse Stock Split and Authorized Shares Reduction, except for minor adjustments due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Reservation of Right to Abandon the Reverse Stock Split

The Board believes that stockholder adoption and approval of the Reverse Stock Split at a ratio of any whole number between 1-for-2 to 1-for-40 and the Authorized Shares Reduction is in the best interests of our stockholders. If our stockholders approve this Reverse Stock Split Proposal, the Board will implement the Reverse Stock Split and Authorized Shares Reduction only upon a determination that the Reverse Stock Split and Authorized Shares Reduction is in the best interests of the stockholders at that time. The Board reserves the right to abandon the Reverse Stock Split Proposal without further action by our stockholders at any time before the Reverse Stock Split Effective Time, even if stockholders approve the Reverse Stock Split Amendment at the Annual Meeting. By voting in favor of the Reverse Stock Split Proposal, stockholders are also expressly authorizing the Board to determine not to proceed with, and abandon, the Reverse Stock Split Proposal if it should so decide.

Interests of Directors and Executive Officers

Certain of our officers and directors have an interest in the Reverse Stock Split Proposal as a result of their ownership of shares of Common Stock. However, we do not believe that our officers or directors have interests in the Reverse Stock Split Proposal that are different than or greater than those of any of our other stockholders.

Proposal

The Company is seeking stockholder approval to effect a reverse stock split of the Common Stock by a ratio of any whole number in the range of 1-for-2 to 1-for-40 and a corresponding reduction in the total number of authorized shares of Common Stock the Company is authorized to issue, with such action to be effected at such time and date, if at all, as determined by the Board within one year after the conclusion of the Annual Meeting.

Voting Requirements

Approval of the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our Common Stock and the one share of Series A Preferred Stock, voting together as a single class. Each share of Common Stock has one vote. The share of Series A Preferred Stock has 16,000,000,000 votes, but those votes must be voted in the same proportion as the votes cast by shares of Common Stock on this proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will be counted as votes “Against” such Proposal. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions. Further, because the share of Series A Preferred Stock has 16,000,000,000 votes and will vote in a manner that mirrors votes actually cast (which does not include abstentions or broker non-votes), abstentions and broker non-votes, if any, will have no effect on the manner in which the Series A Preferred Stock votes are cast. Therefore, if you do not wish for this Proposal to pass, you should vote “Against” this Proposal.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL 5: APPROVAL OF THE 2021 PLAN PROPOSAL

On June 20, 2024, the Board approved an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 88,252,926 shares, subject to approval by the Company’s stockholders and to proportionate adjustment for stock splits and similar events as provided in the 2021 Plan (the “Plan Amendment”). All share numbers in this 2021 Plan proposal are presented after giving effect to the Company’s 1-for-80 reverse stock split effective August 28, 2023 and the Company’s 1-for-3 reverse stock split effective February 29, 2024.

If the Plan Amendment is adopted by the stockholders, the Company will continue to be able to make awards of long-term equity incentives, which we believe are critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our success. In the event that the Plan Amendment is not approved by the stockholders, we will not have sufficient shares available for future grant needs and will lose a critical tool for attracting, retaining and motivating applicable executives, personnel and non-employee directors, and the Compensation Committee would be required to revise its compensation philosophy and formulate other cash-based programs to attract, retain, and compensate eligible officers, employees and non-employee directors. We are therefore requesting that stockholders approve the Plan Amendment to increase the number of shares of Class A Common Stock authorized for issuance under the 2021 Plan as stated above.

Request for Additional Shares of Class A Common Stock

In order to provide us with the flexibility to responsibly address our future equity compensation needs and so that we may continue to attract, retain and motivate officers, employees, consultants and non-employee directors and to align their interests with the interests of stockholders, we are requesting that stockholders approve the Plan Amendment, which increases the number of shares of Class A Common Stock authorized for issuance under the 2021 Plan by 88,252,926 shares, bringing the total number of shares of Class A Common Stock available for awards under the 2021 Plan to 91,595,252 shares of Class A Common Stock. As of June 18, 2024, there were 461,469 shares of Class A Common Stock remaining available for grant under the 2021 Plan. The increase to 91,595,252 shares represents approximately 20% of the currently outstanding shares.

Purposes of the 2021 Plan

The purposes of the 2021 Plan are (i) to align the interests of the Company’s stockholders and the recipients of awards under the 2021 Plan by increasing the proprietary interest of such recipients in the growth, development and financial success of the Company, (ii) to advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

Description of the 2021 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex C and incorporated into this proxy statement by reference.

Administration

The 2021 Plan will be administered by the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board (the “Plan Committee”), in each case consisting of two or more members of the Board. Each member of the Plan Committee is intended to be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) “independent” within the meaning of the rules of Nasdaq. The Compensation Committee of the Board currently administers the 2021 Plan.

Subject to the express provisions of the 2021 Plan, the Plan Committee has the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards are evidenced by an agreement containing such provisions not inconsistent with the 2021 Plan as the Plan Committee approves. The Plan Committee also has authority to establish rules and regulations for administering the 2021 Plan and to decide questions of interpretation or application of any provision of the 2021 Plan. The Plan Committee may take any action such that (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any outstanding awards lapse, (iii) all or a portion of any performance period applicable to any awards lapse, and (iv) any performance measures applicable to any outstanding awards be deemed satisfied at the target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2021 Plan to the Board (or any members thereof), a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons subject to Section 16 of the Exchange Act.

Types of Awards

Under the 2021 Plan, the Company may grant:

•        Non-qualified stock options;

•        Incentive stock options (within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended);

•        Stock appreciation rights (“SARs”);

•        Restricted stock, restricted stock units and other stock awards (collectively, “Stock Awards”); and

•        Performance awards.

Available Shares

If the Plan Amendment is approved by stockholders, then, subject to the capitalization adjustment provisions contained in the 2021 Plan, the number of shares of Class A Common Stock available for awards under the 2021 Plan will equal 91,595,252 shares, representing the original authorization under the 2021 Plan of 206,557 shares, 35,145 shares of Class A Common Stock that became available for awards under the 2021 Plan on January 1, 2022 pursuant to the annual evergreen provision described, below, 117,364 shares of Class A Common Stock that became available for awards under the 2021 Plan on January 1, 2023 pursuant to the annual evergreen provision, 2,121,651 shares of Class A Common Stock that became available for awards under the 2021 Plan on January 1, 2024 pursuant to the annual evergreen provision, 861,609 shares of Class A Common Stock that became available for awards under the 2021 Plan pursuant to an amendment approved by the Company’s shareholders at a special meeting held on August 16, 2023, and the new authorization of 88,252,926 shares of Class A Common Stock pursuant to the Plan Amendment. In addition, pursuant to the terms of the 2021 Plan, the number of shares of Class A Common Stock available under the 2021 Plan will increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2024, and continuing until (and including) the calendar year ending December 31, 2031, with such annual increase equal to the lesser of (i) 5% of the number of shares of Class A Common Stock issued and outstanding on December 31st of the immediately preceding fiscal year and (ii) an amount determined by the Board.

The number of available shares under the 2021 Plan will be reduced by the sum of the aggregate number of shares of Class A Common Stock which become subject to outstanding awards. To the extent that shares of Class A Common Stock subject to an outstanding award granted under the 2021 Plan or the Smart King Ltd. Equity Incentive Plan, the Smart King Ltd. Special Talent Incentive Plan and each other equity plan maintained by the Company under which awards were outstanding as of the effective time of the 2021 Plan (collectively, the “Prior Plans”) are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option canceled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares will again be available for grant under the 2021 Plan. In addition, Class A Common Stock subject to an award under the 2021 Plan or a Prior Plan will again be available for issuance under the 2021 Plan if such shares are (i) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, or (ii) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of an option exercise will not again be available for issuance under the 2021 Plan.

The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the 2021 Plan is 91,595,252 shares. (For clarity, any shares issued in respect of incentive stock options granted under the 2021 Plan will also count against the overall share limit described above.)

The closing price of a share of the Class A Common Stock as reported on Nasdaq on June 21, 2024 was $0.40 per share.

Change in Control

Unless otherwise provided in an award agreement, in the event of a change in control of the Company, the Board (as constituted prior to such change in control) may, in its discretion, require that (i) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (iv) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board may, in its discretion, require that shares of capital stock of the Company resulting from or succeeding the business of the Company pursuant to such change in control, or the parent thereof, or other property be substituted for some or all of the shares of Class A Common Stock subject to outstanding awards as determined by the Board, and/or require outstanding awards, in whole or in part, to be surrendered to the Company in exchange for a payment of cash, shares of capital stock in the Company resulting from the change in control, or the parent thereof, other property, or a combination of cash and shares or other property.

Under the terms of the 2021 Plan, a change in control is generally defined as: (i) certain acquisitions by any person, entity or group of 50% or more of the total voting power of the Company; (ii) a change in the composition of a majority of the Board during any 12-month period by directors whose appointment was not endorsed by the members of the incumbent members of the Board; or (iii) certain sales of 50% or more of the Company’s assets.

Clawback of Awards

The awards granted under the 2021 Plan and any cash payment or shares of Class A Common Stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any clawback or recoupment policy which the Company may adopt from time to time, including any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and implementing rules and regulations thereunder, or as otherwise required by law.

Effective Date, Termination and Amendment

The 2021 Plan will terminate on the 10th anniversary of the date the 2021 Plan was approved by the stockholders, unless earlier terminated by the Board. If the Plan Amendment is not approved, the Company will continue to operate the 2021 Plan in accordance with its existing terms and without regard to the Plan Amendment.

The Board may amend the 2021 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including any rule of Nasdaq, and provided that no amendment may be made that seeks to modify the non-employee director compensation limit under the 2021 Plan or that materially impairs the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2021 Plan consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries (and such persons who are expected to become any of the foregoing) as selected by the Plan Committee. The aggregate value of cash compensation and the grant date fair value of shares of Class A Common Stock that may be awarded or granted during any fiscal year of the Company to any non-employee director will not exceed $750,000. As of June 18, 2024, approximately 273 employees and three non-employee directors, as well as approximately 11 consultants, independent contractors and agents, are eligible to participate in the 2021 Plan if selected by the Plan Committee to participate.

Stock Options and SARs

The 2021 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than 10 years after its date of grant. If the option is an incentive stock option and the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “10% holder”), then the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of the Class A Common Stock on the date of grant, unless the option is an incentive stock option and the optionee is a 10% holder, in which case the exercise price will be the price required by the Code.

No SAR granted in tandem with an option (a “tandem SAR”) will be exercised later than the expiration, cancellation, forfeiture or other termination of the related option, and no free-standing SAR will be exercised later than 10 years after its date of grant. Other than in the case of substitute awards granted in connection with a corporate transaction, the base price of a SAR will not be less than 100% of the fair market value of a share of the Class A Common Stock on the date of grant, provided that the base price of a tandem SAR will be the exercise price of the related option. A SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of the Class A Common Stock (which may be restricted stock) or, to the extent provided in the award agreement, cash or a combination thereof, with an aggregate value equal to the difference between the fair market value of the shares of the Class A Common Stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs (i) upon a termination of employment of a participant with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, are determined by the Plan Committee. Notwithstanding anything in the award agreement to the contrary, the holder of an option or SAR will not be entitled to receive dividend equivalents with respect to the shares of Class A Common Stock subject to such option or SAR.

The 2021 Plan expressly permits, without the approval of the Company’s stockholders, the repricing of options and SARs.

Stock Awards

The 2021 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, restricted stock unit award or other stock award. Restricted stock awards and restricted stock unit awards are subject to forfeiture if the holder does not remain continuously in the employment of the Company or its subsidiaries during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock has rights as a stockholder of the Company, including the right to vote and receive dividends with respect to shares of restricted stock and to participate in any capital adjustments applicable to all holders of the Class A Common Stock; provided, however, that a distribution with respect to shares of the Class A Common Stock, including a regular cash dividend, will be deposited by the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of the Class A Common Stock, cash or a combination thereof; and (ii) whether the holder will be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Plan Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of the Class A Common Stock subject to such award. Any dividend equivalents with respect to restricted stock units will be subject to the same vesting conditions as the underlying awards. Prior to settlement of a restricted stock unit in shares of the Class A Common Stock, the holder of a restricted stock unit has no rights with respect to the shares of the Class A Common Stock subject to such award.

The Plan Committee is authorized to grant other stock awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of the Class A Common Stock, including without limitation shares of the Company common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Class A Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as determined by the Plan Committee. The Plan Committee will determine the terms and conditions of such awards. Any distribution, dividend or dividend equivalents with respect to other stock awards that are subject to vesting conditions will be subject to the same vesting conditions as the underlying awards.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period or performance period relating to a Stock Award, or the forfeiture and cancellation of a Stock Award (i) upon a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The 2021 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of Class A Common Stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures are satisfied or met during the specified performance period and for the forfeiture of such award if the specified performance measures are not satisfied or met during the specified performance period. Any dividends or dividend equivalents with respect to a performance award will be subject to the same vesting restrictions as such performance award. Prior to the settlement of a performance award in shares of Class A Common Stock, the holder of such award has no rights as a stockholder of the Company with respect to such shares.

All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon (i) a termination of employment with or service to the Company or any of its subsidiaries of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Measures

Under the 2021 Plan, the grant, vesting, exercisability or payment of certain awards, or the receipt of shares of the Class A Common Stock subject to certain awards, may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Plan Committee in establishing performance measures under the 2021 Plan: the attainment by a share of Class A Common Stock of a specified fair market value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, and acquisitions or divestitures, or such other goals as the Plan Committee may determine whether or not listed in the 2021 Plan. Each goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). Performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a performance measure or determining the achievement of a performance measure, the Plan Committee may provide that achievement of the applicable performance measures may be amended or adjusted to include or exclude components of any performance measure, including, without limitation: (i) foreign exchange gains and losses, (ii) asset write-downs, (iii) acquisitions and divestitures, (iv) change in fiscal year, (v) unbudgeted capital expenditures, (vi) special charges such as restructuring or impairment charges; (vii) debt refinancing costs; (viii) extraordinary or noncash items; (ix) unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements; or (x) changes in law or accounting principles.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2021 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2021 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2021 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Stock Awards

A participant will not recognize taxable income at the time restricted stock (i.e., stock subject to a substantial risk of forfeiture) is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company (or the applicable employer) as compensation expense, subject to the limitations under Section 162(m) of the Code. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions constituting a substantial risk of forfeiture lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

The tax consequences of another type of Stock Award will depend on the structure and form of such award. A participant who receives a Stock Award in the form of shares of Class A Common Stock that are not subject to any restrictions under the 2021 Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company, and the Company (or the applicable employer) will be entitled to a corresponding deduction, subject to the limitations under Section 162(m) of the Code.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer, chief financial officer and certain of the corporation’s current and former executive officers.

New Plan Benefit

Because the Plan Committee has the discretion to grant future awards under the 2021 Plan to officers, employees, non-employee directors, consultants, independent contractors and agents of the Company and its subsidiaries, the type, number, recipients, and other terms of such awards that will be received by participants under the 2021 Plan cannot be determined as of the date of this proxy statement. The Company has not approved any awards that are conditioned upon stockholder approval of the proposed Plan Amendment and is not currently considering any specific award grants under the 2021 Plan. If the Plan Amendment had been in effect in fiscal 2023, the Company expects that its award grants for fiscal 2023 would not have been substantially different from those actually made in that year under the current version of the 2021 Plan.

Historical Equity Awards Table

The following table sets forth the number of stock options, restricted stock units and performance stock units granted over the lifetime of the 2021 Plan to the individuals and groups as indicated as of June 18, 2024:

Name and Position	Stock Options	RSUs	PSUs
Matthias Aydt, Global Chief Executive Officer	89	214	—
Xuefeng (XF) Chen, Former Global Chief Executive Officer(1)	12,501	3,473	2,508
Yun Han, Former Chief Accounting Officer and Interim Chief Financial Officer(2)	—	5,036	2,156
Chui Tin Mok, Global Executive Vice President and Global Head of User Ecosystem	11	268	—
YT Jia, Chief Product Officer and User Ecosystem Officer	4,712	1,657	—
All current executive officers as a group	17,313	551,019	4,664
Chad Chen, Director	—	15,389	—
Jie Sheng, Director	—	15,134	—
Lev Peker, Director	—	10,125	—
All current directors who are not executive officers as a group	—	40,648	—
Each other person who received or is to receive 5% of awards	—	—	—
All employees, including all current officers who are not executive officers, as a group	31,356	391,966	—

____________

(1)      Mr. XF Chen resigned from his position as Global Chief Executive Officer effective September 29, 2023.

(2)      Ms. Han resigned from her position as Interim Chief Financial Officer of the Company effective July 5, 2023. Ms. Han resigned from her position as Chief Accounting Officer of the Company effective February 2, 2024.

Equity Compensation Plan Information

For more information on the Company’s stock plans, please see the “Equity Compensation Plan Information” section below in this proxy statement.

Proposal

The Company is seeking stockholder approve of an amendment to the 2021 Plan in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 88,252,926 shares, subject to approval by the Company’s stockholders.

Voting Requirements

The Bylaws require the affirmative vote of the holders of a majority of the voting power of the shares present by virtual attendance or represented by proxy at the Annual Meeting and entitled to vote to approve the Share Issuance Proposal. The Series A Preferred Stock is not entitled to vote on this proposal. Abstentions will be counted as present for purposes of determining a quorum and will have the same effect as a vote “Against” this proposal. We believe that broker non-votes will be counted towards the presence of a quorum but will have no effect and will not be counted towards the vote total for this proposal because we have been advised by NYSE that this proposal should be considered “non-routine” under NYSE rules, and accordingly, we believe that your broker may not vote your shares on such Proposal without instructions from you. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE 2021 PLAN PROPOSAL.

ALL MEMBERS OF THE BOARD AND ALL OF OUR EXECUTIVE OFFICERS ARE ELIGIBLE FOR AWARDS UNDER THE 2021 PLAN AND THEREFORE HAVE A PERSONAL INTEREST IN THE APPROVAL OF THIS PROPOSAL.

PROPOSAL 6: APPROVAL OF AN ADJOURNMENT OF THE ANNUAL MEETING, IF
NECESSARY, TO SOLICIT ADDITIONAL PROXIES

If the Annual Meeting is convened and a quorum is present, but there are not sufficient votes to approve the Proposals, or if there are insufficient votes to constitute a quorum, our proxy holders may move to adjourn the Annual Meeting at that time in order to enable the Board to solicit additional proxies.

In this Proposal, we are asking our stockholders to authorize the adjournment of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve the Proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate. If our stockholders approve this proposal, we could adjourn the Annual Meeting and any adjourned or postponed session of the Annual Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat the Proposals, we could adjourn the Annual Meeting without a vote on such Proposal and seek to convince our stockholders to change their votes in favor of such Proposal.

If it is necessary or appropriate (as determined in good faith by the Board) to adjourn the Annual Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Annual Meeting of the time and place to which the Annual Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Proposal

The Company is seeking stockholder approval to adjourn the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve the Proposals or if otherwise determined by the chairperson of the meeting to be necessary or appropriate.

Voting Requirements

The Bylaws require the affirmative vote of the holders of a majority of shares of our Common Stock present by virtual attendance at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting to approve the Adjournment Proposal. The Series A Preferred Stock is not entitled to vote on this Proposal. Abstentions will be counted towards the vote total and will have the same effect as “Against” votes for this Proposal. We do not anticipate broker non-votes for this proposal because this Proposal should be considered “routine” under NYSE rules, and accordingly, we believe that your broker may vote your shares on this Proposal without instructions from you; however, to the extent there are broker non-votes for this Proposal, we believe such broker non-votes will have no effect because they are not considered entitled to vote on this Proposal under Delaware law. Nevertheless, whether a proposal is “routine” or “non-routine” remains subject to the final determination of NYSE. If your shares are held by a bank, we believe your shares cannot be voted without your specific instructions.

Recommendation

THE BOARD RECOMMENDS VOTING “FOR” THE ADJOURNMENT PROPOSAL.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for certain of FF’s executive officers and directors. The share amounts discussed in this section have been adjusted to reflect the 1-for-80 reverse stock split effective August 28, 2023 and the 1-for-3 reverse stock split effective February 29, 2024. As an “emerging growth company” as defined in the JOBS Act, FF is not required to include a Compensation Discussion and Analysis section and has elected to apply the scaled back disclosure requirements applicable to emerging growth companies, which require compensation disclosure for all individuals who served as FF’s principal executive officer during 2023, its two most highly compensated executive officers (other than the principal executive officer) whose total compensation for 2023 exceeded $100,000 and who were serving as executive officers as of December 31, 2023 and two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of 2023. We refer to these individuals as “named executive officers.” For 2023, FF’s named executive officers and the positions each held as of December 31, 2023 were:

•        Mr. Matthias Aydt, Global Chief Executive Officer(1)

•        Mr. Xuefeng (XF) Chen, former Global Chief Executive Officer(2)

•        Ms. Yun Han, Former Chief Accounting Officer and Former Interim Chief Financial Officer(3)

•        Mr. Chui Tin Mok, Global Executive Vice President and Global Head of User Ecosystem

•        Mr. YT Jia, Chief Product and User Ecosystem Officer

____________

(1)      Mr. Aydt was appointed Global Chief Executive Officer effective September 29, 2023.

(2)      Mr. XF Chen resigned from his position as Global Chief Executive Officer effective September 29, 2023.

(3)      Ms. Han resigned from her position as Interim Chief Financial Officer of the Company effective July 5, 2023. Ms. Han resigned from her position as Chief Accounting Officer of the Company effective February 2, 2024.

We expect that FF’s executive compensation program will continue to evolve to reflect FF’s status as a newly publicly-traded company, while still supporting FF’s overall business and compensation objectives of attracting, motivating and retaining individuals who contribute to the long-term success of FF. The Compensation Committee of the Board is responsible for administering FF’s executive compensation program.

2023 Compensation of Named Executive Officers

Base Salary

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of the executive compensation program. In general, FF seeks to provide a base salary level designed to reflect each executive officer’s scope of responsibility and accountability. Please see the “Salary” column in the “Summary Compensation Table — Fiscal 2023” for the base salary amounts received by each named executive officer in 2023.

Bonuses

Pursuant to the terms of their respective offer letter and employment agreement, as applicable, the named executive officers are eligible for a discretionary target bonus for 2023 in the following amounts:

•        Mr. Aydt in the amount of $100,000.

•        Mr. Chen in the amount of $450,000.

•        Mr. Mok in the amount of $300,000.

•        Ms. Han in the amount of $240,000.

•        Mr. Jia in the amount of $350,000.

Equity Awards

To further focus FF’s executive officers on FF’s long-term performance, FF has granted equity compensation in the form of stock options and RSUs.

In early 2023, the Company granted Mr. Chen stock options to purchase 8,334 shares of Common Stock, which would vest in eight equal annual installments, and an award of 965 RSUs, which would vest in four equal annual installments. Mr. Chen was also granted performance-based stock options to purchase 4,167 shares of Common Stock and 2,508 performance-based RSUs, which would vest in four equal annual installments on each of the first four anniversaries of the start of production of the Company’s FF 91 model. These awards were forfeited upon Mr. Chen’s resignation.

Please see the “Summary Compensation Table — Fiscal 2023” and the “Outstanding Equity Awards at 2023 Fiscal Year-End” tables for further information regarding the equity grants received by the named executive officers during 2023.

Summary Compensation Table — Fiscal 2023

The following table sets forth certain information concerning compensation paid to the named executive officers for the fiscal year ended December 31, 2023 and, to the extent required by the SEC executive compensation disclosure rules, 2022. Due to an administrative error, the values previously reported in the Stock Awards and Option Awards columns, as well as the Total column, in the Summary Compensation Table included the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on May 28, 2024 were not correct. The Company filed a Form 10-K/A for the year ended December 31, 2023 on June 24, 2024 correcting this error. The table below reflects the corrected amounts. The Company has also determined that Jonathan Maroko is not a named executive officer for 2023 and, accordingly, his compensation information is not presented in the table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(4)	Total ($)
Matthias Aydt Global Chief Executive Officer	2023	348,250	5,000	—	—	—	—	353,250

Xuefeng Chen	2023	725,207	50,000	900,202	99,110	—	80,272	1,854,791
Former Global Chief Executive Officer	2022	487,500	500,000	—	—	—	—	987,500

Yun Han	2023	390,000	325,000	—	—	—	—	715,000
Former Chief Accounting Officer and Former Interim Chief Financial Officer	2022	73,976	200,000	912,815	—	—	—	1,186,791

Chui Tin Mok	2023	433,250	5,000	—	—	—	—	438,250
Global Executive Vice President and Global Head of User Ecosystem	2022	500,000	—	20,904	76	—	—	520,904

YT Jia Chief Product and User Ecosystem Officer	2023	390,750	50,000	—	—	—	—	440,750

____________

(1)      The annualized base salaries for the named executive officers at the beginning of fiscal 2023 were as follows: Mr. Aydt $400,000; Mr. Chen, $900,000; Ms. Han, $400,000; Mr. Mok, $500,000; and Mr. Jia, $450,000. In connection with Mr. Chen’s resignation as Global Chief Executive Officer, Mr. Chen’s annual base salary was reduced to $750,000 effective September 29, 2023. In October 2023, Messrs. Chen, Mok, Aydt and Jia agreed to a temporary salary reduction through November 2023 to an annualized minimum wage of $66,000. In December 2023, as part of the Company’s cost cutting initiatives, the base salaries of all named executive officers, other than Mr. Chen, were reduced by 30%, and Mr. Chen’s salary was reduced by approximately 50%.

(2)      The amounts reported in this column for each executive represent cash signing and retention bonuses.

(3)      The amounts reported in these columns reflect the grant date fair value of time-based RSUs, time-based stock option awards and PSU awards, as applicable, granted to the named executive officers during 2023 and 2022 and are accounted for in accordance with FASB ASC Topic 718. For the assumptions used to value these awards, see Note 12 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements in the 2023 Form 10-K (or the corresponding note in the annual report for prior years).

(4)      The amount reported in this column for Mr. Chen includes a housing allowance of $64,000 and $16,272 for the payment of accrued paid time off and other benefits.

Employment Agreements, Offer Letters and Other Compensatory Agreements

Matthias Aydt

Mr. Aydt entered into an offer letter with Faraday&Future, Inc., a California corporation and a wholly-owned subsidiary of FF (“FF U.S.”), dated March 31, 2016, that provided for his employment as Vehicle Line Executive. The offer letter provided for Mr. Aydt to receive an annual base salary of $240,000. The offer letter also provided that Mr. Aydt would be paid a signing bonus of $40,000 within 30 days of his start date of July 1, 2016 (the “Employment Date”), as well as a settling in allowance of $6,000. Pursuant to the offer letter, Mr. Aydt is entitled to receive a discretionary annual performance bonus (with a target amount of $40,000). Mr. Aydt is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays. Pursuant to the offer letter, Mr. Aydt was entitled to receive an employee stock option grant equal to 250,000 stock options. The stock option grant vested 25% on the first anniversary of the Employment Date and 1/36th on each of the following 36 months, subject to Mr. Aydt’s continued employment. Pursuant to the offer letter, Mr. Aydt’s employment constitutes employment at will.

Effective September 29, 2023, Mr. Aydt was appointed to the position of Global Chief Executive Officer of Faraday Future. In connection with his appointment to Global Chief Executive Officer, the Board approved an annual base salary of $400,000, which was consistent with his salary as Senior Vice President of Business Development and Product Definition. Mr. Aydt is also eligible to receive a discretionary annual performance bonus of up to $100,000.

Xuefeng Chen

Effective November 28, 2022 (the “Global CEO Effective Date”), Mr. XF Chen was appointed to the position of Global CEO. In connection with his appointment as Global CEO, FF and FF U.S., entered into an employment agreement with Mr. XF Chen, dated as of November 27, 2022 (the “XF Employment Agreement”), setting forth the terms of his employment and compensation. Pursuant to such employment agreement and contingent on continued service as Global CEO, Mr. XF Chen was entitled to a base salary of $900,000 and was eligible for an annual performance-based bonus of up to $600,000 under the FF’s bonus plan beginning in 2023. Mr. XF Chen also received a cash signing and retention bonus of $500,000, subject to repayment (i) in full within 15 business days of termination of Mr. XF Chen for “Cause” (as defined in the employment agreement), or (ii) on a pro-rated basis, within 15 days, if Mr. XF Chen either resigns or is terminated without Cause within 36 months of the Global CEO Effective Date. In addition, Mr. XF Chen was eligible to participate in the 2021 Plan. Subject to the terms of the 2021 Plan, Mr. XF Chen has received $250,000 in grant date fair value of restricted stock units (“RSUs”). Additionally, in accordance to the terms of the 2021 Plan and subject to approval by the Board, Mr. XF Chen (i) received, as of the first anniversary of the Global CEO Effective Date, $300,000 in grant date fair value of RSUs, and (ii) would receive (A) as of the second anniversary of the Global CEO Effective Date, $400,000 in grant date fair value of RSUs, (B) as of the third anniversary of the Global CEO Effective Date, $450,000 in grant date fair value of RSUs, and (C) as of the fourth anniversary of the Global CEO Effective Date, $600,000 in grant date fair value of RSUs. Each RSU grant would have vested in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. XF Chen remained employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the 2021 Plan, Mr. XF Chen was eligible based on continued service as Global CEO to receive an additional number of performance-based restricted stock units (“PSUs”) having a target grant date fair value equal to $2,000,000 if FF reached certain milestones and/or performance goals on certain dates, as specified by the Board (each a “Milestone”), and would have been granted as follows: (i) $250,000 in value after FF achieves the first Milestone; (ii) $300,000 in value after FF achieves the second Milestone; (iii) $400,000 in value after FF achieves the third Milestone; (iv) $450,000 in value after FF achieves the fourth Milestone; and (v) $600,000 in value after FF achieves the fifth Milestone. If FF reached any such Milestone, the PSUs associated with such Milestone were to be issued on the date(s) such Milestone was reached and were to vest in equal one-third increments on each of the first three annual Milestone anniversary dates following the applicable grant date, provided Mr. XF Chen remained employed with FF on each such vesting date. On February 3, 2023, the Board granted Mr. XF Chen an additional $650,000 of PSUs, which would have vested in equal one-fourth increments on each of the first four annual Milestone anniversary dates.

Pursuant to Mr. XF Chen’s employment agreement, on February 3, 2023, Mr. XF Chen received an option to purchase 2,000,000 shares of the Class A Common Stock (the “Standard Grant”) 50% of which would have vested in equal 25% increments on each of the first four anniversaries of the Global CEO Effective Date, and the other 50% would have commenced vesting on the fourth anniversary of the Global CEO Effective Date, and would have vested in equal 25% increments on each of the next four anniversaries of the Global CEO Effective Date following such date, in each case, subject to Mr. XF Chen’s continued employment on each such vesting date. Mr. XF Chen also received a performance-based option to purchase 2,000,000 shares of Class A Common Stock, which started vesting upon the Company reaching certain milestones on certain dates, as specified by the Board (each, an “Option Milestone,” and such grant, the “Milestone-Based Grant”). The portion of the Milestone-Based Grant subject to each Option Milestone commenced vesting on the date such Option Milestone was achieved and would vest in equal 25% increments on each of the subsequent four anniversaries of such date. The vesting of Mr. XF Chen’s first 1,000,000 of the 2,000,000 performance-based option to purchase shares of Class A Common Stock started upon the completion of the start of production Option Milestone on March 29, 2023.

On September 16, 2023, Mr. XF Chen notified the Company of his decision to resign from his position as Global CEO of the Company effective September 29, 2023. Mr. XF Chen also resigned from his position as a member of the Board, effective September 29, 2023. Effective September 29, 2023, Mr. XF Chen resumed his prior position as FF China Chief Executive Officer, based in China. In this position, Mr. XF Chen focused on the launch of the FF 91 2.0 Futurist Alliance in China and the next stage of developments with the dual home markets of China and the United States. Mr. XF Chen also focused on the implementation of the Company’s China business development plans, including establishing FF China joint venture, accessing China automotive market, integrating the China supply chain, and ongoing costs reductions. In connection with his resignation as Global Chief Executive Officer, his employment agreement was modified to provide for a base salary of $750,000 and eligibility for an annual performance-based bonus of up to $450,000 under the Company’s bonus plan. Mr. XF Chen’s total annual cash target was reduced 20% to $1,200,000. All other compensation terms set forth in his employment agreement remained unchanged.

Mr. XF Chen voluntarily terminated his employment with the Company in March 2024 and did not receive any severance and all of his then-unvested awards were forfeited.

Yun Han

In connection with Ms. Han’s appointment as Chief Accounting Officer and Interim Chief Financial Officer in October 2022, the Company entered into an offer letter with Ms. Yun Han, pursuant to which Ms. Han was entitled to receive an annual base salary of $400,000 and a one-time signing and retention bonus consisting of $200,000 in cash (the “Cash Signing and Retention Bonus”) and RSUs having a grant date fair value of $200,000, which fully vested 30 days after Ms. Yun Han’s onboarding at the Company (the “Equity Signing and Retention Bonus” and together with the Cash Signing and Retention Bonus, the “Signing and Retention Bonus”).

Ms. Han was eligible to receive a discretionary annual performance bonus of up to $240,000. Subject to the terms of the 2021 Plan, Ms. Han received as of her start date with the Company, $300,000 in grant date fair value of RSUs. Additionally, Ms. Han received or would have received (i) as of her first annual work anniversary with the Company, $400,000 in grant date fair value of RSUs, (ii) as of her second annual work anniversary with the Company, $550,000 in grant date fair value of RSUs, and (iii)as of her third annual work anniversary with the Company, $750,000 in grant date fair value of RSUs. Each RSU grant would vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Han remained employed with the Company on each such vesting date.

Subject to approval by the Board and the terms of the 2021 Plan, Ms. Han would be eligible to receive an additional number of PSUs having a target value equal to $2,000,000 if the Company and Ms. Han reach certain milestones and/or performance goals on certain dates as specified by the Board. The first tranche of such PSUs were granted to Ms. Han as of her start date and had a grant date fair value of $300,000 and would have vested on the first three anniversaries of the start of production of the Company’s FF 91 model.

On July 5, 2023, Ms. Han notified the Company of her decision to resign from her positions as Interim Chief Financial Officer, principal financial officer and principal accounting officer effective immediately. At that time, Ms. Han continued her role as Chief Accounting Officer of the Company. In February 2024, Ms. Han resigned from the Company.

Chui Tin Mok

Mr. Mok entered into an offer letter with FF U.S., dated October 10, 2018, that provides for his employment as FF’s Global UP2U EVP. The offer letter provides for Mr. Mok to receive an annual base salary of $500,000. The agreement also provides that Mr. Mok will be paid a signing and retention bonus of $1,000,000, which vests over 60 months through October 2023, and that he is entitled to receive a discretionary annual performance bonus (with a target amount of $300,000). Mr. Mok is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays.

Yueting Jia

Mr. Jia entered into an offer letter with Faraday&Future Inc. in March 2021 that provides for his employment as Founder and Chief Product and User Ecosystem. The offer letter provides for Mr. Jia to receive an annual base salary of $600,000 and eligibility to receive an annual performance bonus of up to $350,000. Mr. Jia is also entitled to participate in FF U.S.’s health insurance, 401(k) plan, paid time off and paid holidays.

Outstanding Equity Awards at 2023 Fiscal Year-End

FF Equity Awards:

The table below sets forth certain information concerning outstanding stock options to purchase Class A Common Stock of FF and RSUs and PSUs that were unvested as of December 31, 2023. The numbers of shares and option exercise prices give effect to both the 1-for-80 reverse stock split effective August 28, 2023 and the 1-for-3 reverse stock split effective February 29, 2024.

		Option Awards					Stock Awards
Name	Date of Grant	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Matthias Aydt	2/1/2018	325	1	(2)	—	611.50	2/1/2028	—		—	—		—
	5/30/2019	741	68	(2)	—	611.50	5/30/2029	—		—	—		—
	7/26/2020	729	47	(2)	—	577.50	7/26/2030	—		—	—		—
	4/28/2021	—	590	(2)	—	1907.40	4/28/2031	—		—	—		—
	11/23/2022	45	44	(2)	—	213.60	11/23/2032	—		—	—		—

Xuefeng Chen	1/20/2021	1,206	3,216	(3)	—	664.10	1/20/2031	—		—	—		—
	7/4/2021	1,001	1,944	(3)	—	2670.10	7/4/2031	—		—	—		—
	2/3/2023	1,322	11,179	(3)	—	259.20	2/3/2033	723	(6)	501	2,508	(8)	1,738

Yun Han	10/25/2022	—	—		—	—	—	3,773	(7)	2,614	—		—

Chui Tin Mok	5/30/2019	2,969	568	(4)	—	612.00	5/30/2029	—		—	—		—
	7/26/2020	872	100		—	577.50	7/26/2030	—		—	—		—
	11/23/2022	6	5		—	213.60	11/23/2032	—		—	—		—

Yueting Jia	12/15/2022	2,356	2,356	(5)	—	213.60	12/15/2032	—		—	—		—

____________

(1)      The dollar amounts shown are determined by multiplying the number of shares or units reported by the closing price of our common stock of $0.693 on December 29, 2023, which was the last trading day in 2023.

(2)      This option is scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):

•        With respect to 1 share, on January 1, 2024.

•        With respect to 68 shares, in 23 equal monthly installments on the second day of each month through November 2, 2025.

•        With respect to 47 shares, in 3 equal monthly installments on the 16th day of each month through March 16, 2024.

•        With respect to 590 shares, the vesting schedule is as follows:

•        With respect to 295 shares, in 40 equal monthly installments on the 29th day of each month through March 29, 2027.

•        With respect to 118 shares, in 48 equal monthly installments beginning on March 29, 2024.

•        With respect to 118 shares, in 48 equal monthly installments beginning on March 29, 2025.

•        With respect to 59 shares, in 48 equal monthly installments beginning on March 29, 2026.

•        With respect to 44 shares, in 4 equal annual installments on the 29th day of March each year through March 29, 2027.

(3)      This option was scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):

•        With respect to 3,216 shares, the vesting schedule was as follows:

•        With respect to 1,742 shares, in 51 equal monthly installments on the 15th day of each month through March 15, 2028.

•        With respect to 1,474 shares, in 39 equal monthly installments on the 29th day of each month through March 29, 2027.

•        With respect to 1,944 shares, the vesting schedule was as follows:

•        With respect to 458 shares, in 19 equal monthly installments on the 21st day of each month through July 21, 2025.

•        With respect to 372 shares, in 31 equal monthly installments on the 21st day of each month through July 21, 2026.

•        With respect to 525 shares, in 43 equal monthly installments on the 21st day of each month through July 21, 2027.

•        With respect to 589 shares, in 48 equal monthly installments beginning on July 21, 2024.

•        With respect to 11,179 shares, the vesting schedule was as follows:

•        With respect to 7,012 shares, in 7 equal annual installments on the 28th day of November each year through November 22, 2030.

•        With respect to 4,167 shares, in 4 equal annual installments on the 29th day of March each year through March 29, 2027.

Mr. Chen resigned from the Company in March 2024 and each of his then-unvested awards were forfeited.

(4)      This option was scheduled to vest as follows (subject in each case to the named executive officer’s continued employment through the applicable vesting date):

•        With respect to 568 shares, the vesting schedule was as follows:

•        With respect to 14 shares on January 8, 2024.

•        With respect to 191 shares, in 13 equal monthly installments on the eighth day of each month through January 8, 2025.

•        With respect to 363 shares, in 25 equal monthly installments on the eighth day of each month through January 8, 2026.

•        With respect to 100 shares, the vesting schedule was as follows:

•        With respect to 72 shares, in 3 equal monthly installments on the 16th day of each month through March 16, 2024.

•        With respect to 6 shares, in 6 equal monthly installments on the 26th day of each month through Jun 26, 2024.

•        With respect to 6 shares, in 6 equal monthly installments on the 26th day of each month through Jun 26, 2024.

•        With respect to 3 shares, in 3 equal monthly installments on the 26th day of each month from January 26, 2026 through March 26, 2026.

•        With respect to 6 shares, in 6 equal monthly installments on the 26th day of each month from January 26, 2026 through July 26, 2026.

•        With respect to 7 shares, in 7 equal monthly installments on the 26th day of each month through June 26, 2024.

•        With respect to 5 shares, in 4 equal annual installments on the 29th day of March each year through March 29, 2027.

Ms. Han resigned from the Company in February 2024 and each of her then-unvested awards were forfeited.

(5)      This option is scheduled to vest as follows (subject to the named executive officer’s continued employment through the applicable vesting date): in 4 equal annual installments on the 29th day of March each year through March 29, 2027.

(6)      These RSUs were scheduled to vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Mr. Chen remained employed with the Company on each such vesting date.

Mr. Chen resigned from the Company in March 2024 and each of his then-unvested awards were forfeited.

(7)      These RSUs were scheduled to vest in equal 25% increments on each of the first four anniversaries of the applicable grant date, provided Ms. Han remained employed with the Company on each such vesting date. Ms. Han resigned from the Company in February 2024 and each of her then-unvested awards were forfeited.

(8)      These PSUs were scheduled to vest in equal 25% increments on each of the first four anniversaries of the start of delivery of the Company’s FF 91 model, provided Mr. Chen remained employed with the Company on each such vesting date.

Mr. Chen resigned from the Company in March 2024 and each of his then-unvested awards were forfeited.

FF Global Equity Awards:

Certain members of Company management and other Company employees are equity owners of FF Global, which beneficially owned less than 1% of the voting power of FF’s fully diluted Common Stock as of June 21, 2024. As of December 31, 2023, Mr. Mok was the only named executive officer who held one of these awards. His award was granted on June 25, 2019, covers 3,250 equity units of FF Global with a purchase price of $120 per unit, and has a ten-year term. The award is fully vested, but if the executive does not pay an installment of the purchase price when due, the award will be forfeited to FF Global without consideration.

Description of Retirement Plans

FF maintains a defined contribution 401(k) plan for the benefit of its full-time employees based in the United States. This 401(k) plan is intended to qualify under Section 401 of the Internal Revenue Code of 1986, as amended, so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a portion of their eligible compensation, not to exceed the statutorily prescribed annual limit, in the form of elective deferral contributions to this 401(k) plan. This 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. Currently, FF does not make any discretionary or matching employer contributions to the 401(k) plan. Participants are always vested in their contributions to the 401(k) plan.

Director Compensation Table — Fiscal 2023

The following table sets forth certain information concerning compensation paid to each of FF’s non-employee directors during 2023. Mr. Aydt, Mr. Mok and Mr. Xuefeng Chen served in 2023 as directors and employees of FF; however, they did not receive any additional compensation for their service on the Board during 2023. Please see the “— Summary Compensation Table — Fiscal 2023” for the compensation received by Mr. Chen and Mr. Aydt during 2023. Due to an administrative error, the values previously reported in the Stock Awards column, as well as the Total column, in the Director Compensation Table included the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on May 28, 2024 were not correct. The Company filed a Form 10-K/A for the year ended December 31, 2023 on June 24, 2024 correcting this error. The table below reflects the corrected amounts.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(3)	Option Awards ($)	Total ($)
Chad Chen	144,267	136,147	—	280,414
Li Han(1)(2)	27,603	74,000	—	101,603
Adam (Xin) He(2)	257,708	90,253	—	347,961
Lev Peker	14,712	41,918	—	56,630
Jie Sheng(1)	134,606	114,476	—	249,082
Ke Sun(2)	78,013	50,735	—	128,748

____________

(1)      Mr. Peker and Ms. Han were appointed to the Board effective August 4, 2023 and March 13, 2023, respectively.

(2)      Mr. He resigned from the Board effective July 31, 2023. Ms. Sun resigned from the Board effective October 10, 2023. Ms. Han resigned from the Board effective June 9, 2024.

(3)      The amounts reported in this column reflect the grant date fair value of time-based RSUs granted to the director during 2023 and are accounted for in accordance with FASB ASC Topic 718. For the assumptions used to value these awards, see Note 12 (Stock-Based Compensation) in the Notes to Consolidated Financial Statements in the 2023 Form 10-K. As of December 31, 2023, the non-employee directors held the following number of outstanding and unvested RSUs: Mr. Chen — 14,493; Ms. Han — 14,493; Mr. Peker — 10,125; and Mr. Sheng — 14,493.

Non-Employee Director Compensation Policy

The following director compensation program relates to FF’s non-employee directors and accordingly, Messrs. Xuefeng Chen did not, and Mr. Aydt and Mr. Mok do not, receive compensation for their services as directors. The FF non-employee director compensation program provides for the following:

•        Annual Board Cash Retainer: $50,000

•        Annual Lead Independent Director Cash Retainer: $20,000

•        Annual Committee Member Cash Retainers:

•        Audit Committee: $10,000

•        Compensation Committee: $6,250

•        Nominating and Corporate Governance Committee: $5,000

•        Finance & Investments Committee: $5,000

•        Annual Executive Chairperson and Committee Chair Cash Premiums:

•        Executive Chairperson: $30,000

•        Audit Committee: $15,000

•        Compensation Committee: $10,000

•        Nominating and Corporate Governance Committee: $7,500

•        Finance & Investments Committee: $7,500

•        Annual RSU Award: $150,000

•        Compensation for Additional Time: $1,500 per Board or Board committee meeting (excepting meetings of special committees of the Board) for every meeting above 15 per year (measured from August 1 to July 31 of each year), up to a maximum of $20,000 for each calendar month.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2023 regarding the number of shares of our Common Stock that may be issued under the Company’s equity compensation plans. The share numbers and the exercise price of stock options reported in this section have been adjusted to reflect the reverse stock splits effected on August 25, 2023 and February 29, 2024. The Company maintains three equity compensation plans: the 2021 Plan, the Smart King Ltd. Equity Incentive Plan (the “Smart King EIP”), and the Smart King Ltd. Special Talent Incentive Plan (the “Smart King STIP”). The 2021 Plan was approved by the stockholders. The Smart King EIP and Smart King STIP plans existed prior to the Company going public and therefore were not approved by the security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)		(c)
Equity Compensation Plans Approved By Security Holders:
Faraday Future Intelligent Electric Inc. 2021 Incentive Plan	147,232 (1)	107.82	(2)	1,067,189	(3)
Equity Compensation Plans Not Approved by Security Holders:
Smart King Ltd. Equity Incentive Plan	81,203	660.19	(4)	__	(5)
Smart King Ltd. Special Talent Incentive Plan	22,551	1505.15	(4)	__	(5)
Total	250,986	412.08		1,067,189

____________

(1)      Of the shares reported in the table, 110,671 shares were subject to awards of restricted stock units, 31,897 shares were subject to outstanding stock options and 4,664 shares were subject to performance stock units, all under the 2021 Plan.

(2)      Represents the weighted-average exercise price of options granted under the 2021 Plan.

(3)      All of the securities reported in this column were then available for issuance under the 2021 Plan. Shares available for issuance under the 2021 Plan generally may be used for any type of award authorized under that plan including stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares.

(4)      The weighted-average exercise price is calculated without taking into account outstanding awards of stock units.

(5)      There are no remaining shares available for issuance under the Smart King EIP and the Smart King STIP.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

In order for a stockholder proposal to be considered for inclusion in the Company’s Proxy Statement for the 2025 Annual Meeting pursuant to Rule 14a-8 under the Exchange Act, our Corporate Secretary must receive the proposal no later than March 7, 2025. If the date of next year’s annual meeting is changed by more than 30 days from the date of this year’s Annual Meeting, then the deadline will be a reasonable time before we begin to make our proxy materials available to stockholders. Such proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received) to: Faraday Future Intelligent Electric Inc., Attn: Corporate Secretary, 18455 S. Figueroa Street, Gardena, California 90248. Such proposals must comply with the SEC’s requirements in Rule 14a-8 under the Exchange Act regarding the inclusion of stockholder proposals in Company-sponsored proxy materials, such as the requirement that the stockholder continues to own a minimum number of shares until the 2025 Annual Meeting and appear in person or through an authorized representative at the 2025 Annual Meeting to present the proposal.

Alternatively, stockholders intending to put forth a director nomination or a stockholder proposal not pursuant to Rule 14a-8 under the Exchange Act must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive written notice with respect to each director nomination or other proposal that the stockholder intends to present at the 2025 Annual Meeting from the stockholder no earlier than the close of business on April 2, 2025 and no later than the close of business on May 2, 2025. If we change the date of our 2025 Annual Meeting to a date that is before July 1, 2025 or after August 30, 2025, however, notice of any proposal or director nomination must instead be delivered not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to our 2025 Annual Meeting, and the 10th day following the day on which we first publicly announce the date of our 2025 Annual Meeting. The notice must contain the information required by our Bylaws.

In order for stockholders to give timely notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card in connection with the 2025 Annual Meeting, notice must be submitted no later than June 1, 2025 and include all of the information required by Rule 14a-19 under the Exchange Act. If we change the date of our 2025 Annual Meeting to a date that is before July 1, 2025 or after August 30, 2025, however, notice of nominations for directors, other than those nominated by the Company, for inclusion on a universal proxy card must instead be delivered by the later of the 60th day prior to our 2025 Annual Meeting, or the 10th day following the day on which we first publicly announce the date of our 2025 Annual Meeting.

Proposals received by the Corporate Secretary after the dates mentioned will not be included in the proxy statement or acted upon at the 2025 Annual Meeting.

OTHER MATTERS

The Board is not aware of any other matters to be submitted for consideration at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as the Board may recommend. Discretionary authority with respect to such other matters is granted by the execution of the proxy, whether through telephonic or Internet voting or, alternatively, by using a paper copy of the proxy card that has been requested.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the proxy card or, if so requested, by executing and returning, at your earliest convenience, the requested proxy card in the envelope that will have been provided.

This 5th day of July, 2024.

By Order of the Board of Directors
/s/ Matthias Aydt
Matthias Aydt Global Chief Executive Officer Gardena, California

Annex A

THIRD CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.           The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.).

2.           The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020.

3.           The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”).

4.           The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”).

5.           The Corporation has four times amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023, and (iv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 24, 2023.

6.           The Corporation further amended and restated the Second Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on August 24, 2023 (the “Third Amended and Restated Certificate”).

7.           The Corporation has six times amended the Third Amended and Restated Certificate, (i) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 21, 2023, (ii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iii) which certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iv) which second certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 23, 2024, (v) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 21, 2024 and (vi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on [•], 2024.

8.           The first two paragraphs of Section 4.1 of the Third Amended and Restated Certificate of Incorporation are hereby amended and restated to read in their entirety as follows:

“Section 4.1 The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 4,179,812,500, consisting of two classes of stock: (i) 4,169,812,500 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed

Annex A-1

of (i) 3,992,625,000 shares of Class A common stock (the “Class A Common Stock”) and (ii) 177,187,500 shares of Class B common stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock”.”

9.           This Third Amendment to the Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

Annex A-2

IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [•] day of [•], 2024.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
By:
Name:	Matthias Aydt
Title:	Global Chief Executive Officer

Annex A-3

Annex B

FOURTH CERTIFICATE OF AMENDMENT

TO THE

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FARADAY FUTURE INTELLIGENT ELECTRIC INC.

Faraday Future Intelligent Electric Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (“DGCL”), hereby certifies as follows:

1.           The name of the Corporation is Faraday Future Intelligent Electric Inc. (originally incorporated as Property Solutions Acquisition Corp.).

2.           The original Certificate of Incorporation of the Corporation (the “Original Certificate”) was filed with the Secretary of State of the State of Delaware on February 11, 2020.

3.           The Corporation amended and restated the Original Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2020 (the “Amended and Restated Certificate”).

4.           The Corporation further amended and restated the Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on July 21, 2021 (the “Second Amended and Restated Certificate”).

5.           The Corporation has four times amended the Second Amended and Restated Certificate, (i) which certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on November 22, 2022, (ii) which second certificate of amendment to the Second Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on March 1, 2023, (iii) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 16, 2023, and (iv) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on August 24, 2023.

6.           The Corporation further amended and restated the Second Amended and Restated Certificate, which was filed with the Secretary of State of the State of Delaware on August 24, 2023 (the “Third Amended and Restated Certificate”).

7.           The Corporation has seven times amended the Third Amended and Restated Certificate, (i) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on December 21, 2023, (ii) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iii) which certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 5, 2024, (iv) which second certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on February 23, 2024, (v) which Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on June 21, 2024, (vi) which Certificate of Elimination of Series A Preferred Stock was filed with the Secretary of State of the State of Delaware on [•], 2024 and (vii) which third certificate of amendment to the Third Amended and Restated Certificate was filed with the Secretary of State of the State of Delaware on [•], 2024.

8.           The first two paragraphs of Section 4.1 of the Third Amended and Restated Certificate of Incorporation are hereby amended and restated to read in its entirety as follows:

“Section 4.1 Pursuant to the DGCL, at [•] p.m. Eastern Time on [•], 2024 (the “Effective Time”) each set of [•] ([•])1 shares of common stock, $0.0001 par value per share (the “Common Stock”) issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall be combined into one (1) validly

____________

1         To be a whole number of shares of Faraday Future Intelligent Electric Inc.’s common stock between and including 2 and 40. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by Faraday Future Intelligent Electric Inc.’s Board of Directors to be in the best interests of Faraday Future Intelligent Electric Inc. and its stockholders.

Annex B-1

issued, fully paid and non-assessable share of Common Stock, without any further action by the Corporation or the holder thereof, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No certificates representing fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive the number of shares rounded up to the next whole number. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (each, an “Old Certificate”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been combined, subject to the elimination of fractional share interests as described above.

Immediately after the Effective Time, the total number of shares of all classes of capital stock that the Corporation is authorized to issue is [•] shares, consisting of two classes of stock: (i) [•] shares Common Stock, and (ii) 10,000,000 shares of Preferred Stock $0.0001 par value per share (the “Preferred Stock”). The class of Common Stock shall be divided into two series of stock composed of (i) [•] shares of Class A Common Stock (the “Class A Common Stock”), and (ii) [•] shares of Class B Common Stock (the “Class B Common Stock”). For the avoidance of doubt, the Class A Common Stock and Class B Common Stock are separate series within a single class of Common Stock, and are referred to herein together as the “Common Stock.”.”

9.           This Fourth Amendment to the Third Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Section 242 of the DGCL.

[Signature Page Follows]

Annex B-2

IN WITNESS WHEREOF, Faraday Future Intelligent Electric Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer on this [•] day of [•], 2024.

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
By:
Name:	Matthias Aydt
Title:	Global Chief Executive Officer

Annex B-3

Annex C

2021 PLAN

FARADAY FUTURE INTELLIGENT ELECTRIC INC.
AMENDED AND RESTATED 2021 STOCK INCENTIVE PLAN

(as amended June 20, 2024)

I. INTRODUCTION

1.1    Purposes. The purposes of the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders. All share numbers in this Plan are presented after giving effect to the Company’s 1-for-80 reverse stock split effective August 28, 2023 and the Company’s 1-for-3 reverse stock split effective February 29, 2024.

1.2    Certain Definitions.

“Acquisition” shall have the meaning set forth in Section 5.8.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if the Common Stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the Class A common stock, par value $0.0001 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Faraday Future Intelligent Electric Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Data” shall have the meaning set forth in Section 5.15.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the NASDAQ Capital Market on the date as of which such value is being determined or, if the Common Stock is not listed on the NASDAQ Capital Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

Annex C-1

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified Subsidiaries, business or geographical units or operating areas of the Company (except with respect to the total shareholder return and earnings per share criteria) or individual basis, may be used by the Committee in establishing Performance Measures under this Plan: the attainment by a share of Common Stock of a specified Fair Market Value for a specified period of time; increase in stockholder value; earnings per share; return on or net assets; return on equity; return on investments; return on capital or invested capital; total stockholder return; earnings or income of the Company before or after taxes and/or interest; earnings before interest, taxes, depreciation and amortization (“EBITDA”); EBITDA margin; operating income; revenues; operating expenses, attainment of expense levels or cost reduction goals; market share; cash flow, cash flow per share, cash flow margin or free cash flow; interest expense; economic value created; gross profit or margin; operating profit or margin; net cash provided by operations; price-to-earnings growth; and strategic business criteria, consisting of one or more objectives based on meeting specified goals relating to market penetration, customer acquisition, business expansion, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation, supervision of information technology, quality and quality audit scores, efficiency, commercial launch of new products, completion of projects, and closing of acquisitions, divestitures, financings or other transactions, or such other goals as the Committee may determine whether or not listed herein. Each such goal may be determined on a pre-tax or post-tax basis or on an absolute or relative basis, and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, or operating units) or the past or current performance of other companies or market indices (or a combination of such past and current performance). In addition to the ratios specifically enumerated above, performance goals may include comparisons relating to capital (including, but not limited to, the cost of capital), shareholders’ equity, shares outstanding, assets or net assets, sales, or any combination thereof. In establishing a Performance Measure or determining the achievement of a Performance Measure, the Committee may provide that achievement of the applicable Performance Measures may be amended or adjusted to include or exclude components of any Performance Measure, including, without limitation, foreign exchange gains and losses, asset write-downs, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles. Performance Measures shall be subject to such other special rules and conditions as the Committee may establish at any time.

Annex C-2

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Person” shall have the meaning set forth in Section 5.8.

“Prior Plans” shall mean the Smart King Ltd. Equity Incentive Plan, the Smart King Ltd. Special Talent Incentive Plan and each other equity plan maintained by FF Intelligent Mobility Global Holdings Ltd. under which awards are outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one (1) share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one (1) share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3    Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value

Annex C-3

subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or Bylaws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4    Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Subsidiaries as the Committee in its sole discretion may select from time to time, provided such persons are eligible to receive awards of shares of Common Stock that are registered on a Form S-8 registration statement. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence. The aggregate value of cash compensation and the grant date fair value of shares of Common Stock that may be awarded or granted during any fiscal year of the Company to any Non-Employee Director shall not in the aggregate exceed $750,000.

1.5    Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, 91,595,252 shares of Common Stock shall be available for all awards under this Plan, other than Substitute Awards. Subject to adjustment as provided in Section 5.7, no more than 91,595,252 shares of Common Stock in the aggregate may be issued under the Plan in connection with Incentive Stock Options. In addition, the number of shares of Common Stock available under the Plan shall increase annually on the first day of each calendar year, beginning with the calendar year ending December 31, 2024, and continuing until (and including) the calendar year ending December 31, 2031, with such annual increase equal to the lesser of (i) 5% of the number of shares of Stock issued and outstanding on December 31 of the immediately preceding fiscal year and (ii) an amount determined by the Board. The number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by the sum of the aggregate number of shares of Common Stock that become subject to outstanding options, outstanding Free-Standing SARs, outstanding Stock Awards and outstanding Performance Awards denominated in shares of Common Stock, other than Substitute Awards.

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Following approval of the Plan by the stockholders of the Company, the Company shall cease granting awards under the Prior Plans. However, outstanding awards previously granted under the Prior Plans shall remain subject to the terms and conditions of the Prior Plans and shall not be not be subject to the terms and conditions of the Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan. In addition, shares of Common Stock subject to an award under this Plan or a Prior Plan shall again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR or (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award. Notwithstanding the foregoing, shares repurchased by the Company on the open market with the proceeds of an option exercise shall not again be available for issuance under this Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1    Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

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(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five (5) years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash or check, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise, (E) such other methods permitted by applicable law, or (F) a combination of the foregoing, in each case, to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2    Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than 10 years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted

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Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3    Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of termination, resignation, disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

2.4    Repricing. The Committee shall have the discretion, without the approval of the stockholders of the Company, to (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation.

2.5    No Dividend Equivalents. Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1    Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2    Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented

Annex C-7

by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

(e) Section 83(b) Election. If a participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such participant would otherwise be taxable under Section 83(a) of the Code, such participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

3.3    Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period or (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same vesting conditions as the underlying awards. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4    Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee. The Committee shall determine the terms and conditions

Annex C-8

of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion. Any distribution, dividend or dividend equivalents with respect to Other Stock Awards shall be subject to the same vesting conditions as the underlying awards.

3.5    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of termination, resignation, disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

IV. PERFORMANCE AWARDS

4.1    Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2    Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same vesting restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3    Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of termination, resignation, disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable Agreement.

V. GENERAL

5.1    Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at a special meeting of stockholders in 2021 and shall become effective as of the closing of the business combination consummated pursuant to the Agreement and Plan of Merger, dated as of January 27, 2021, as amended by the First Amendment to Agreement and Plan of Merger dated as of February 25, 2021, the Second Amendment to Agreement and Plan of Merger dated as of May 3, 2021, the Third Amendment to Agreement and Plan of Merger dated as of June 14, 2021 and the Fourth Amendment to Agreement and Plan of Merger dated as of July 12, 2021, by and among Property Solutions Acquisition Corp., PSAC Merger Sub Ltd., and FF Intelligent Mobility Global Holdings Ltd. This Plan shall terminate on the 10th anniversary of the date on which the Plan was approved by stockholders, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

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Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2    Amendments. The Board or, subject to applicable law, the Committee may amend, modify, or terminate this Plan or any Agreement as it shall deem advisable; provided, however, that no amendment to the Plan or any Agreement shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market, or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify the Non-Employee Director compensation limit set forth in Section 1.3; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder. Notwithstanding anything herein to the contrary, the Board may amend the Plan or any Agreement at any time without the consent of a holder of an outstanding award to company with applicable law, including Section 409A of the Code.

5.3    Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4    Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5    Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash or check payment to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or sale, (E) such other methods permitted by applicable law, or (F) a combination of the foregoing, in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable Internal Revenue Service withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

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5.6    Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7    Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), and the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable), shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8    Change in Control.

(a) Subject to the terms of the applicable Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:

(1)    require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)    require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control (or a parent corporation thereof) or other property be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3)    require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR; provided, however, that if the purchase price or base price per share of Common Stock subject to such option or SAR exceeds the Fair Market Value of a share of Common Stock as of the date of the Change in Control, such option or SAR may be cancelled for no consideration, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the

Annex C-11

portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control (or a parent corporation thereof) or other property, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares or other property pursuant to clause (ii) above.

(b) For purposes of this Plan, a “Change in Control” shall be deemed to have occurred under the following circumstances:

(1)    Change in Ownership of the Company. A change in the ownership of the Company which occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the shares of the Company that, together with the shares held by such Person, constitutes more than fifty percent (50%) of the total voting power of the shares of the Company (an “Acquisition”); provided, however, that for purposes of this subsection, the acquisition of additional shares by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the shares of the Company will not be considered an Acquisition; provided, further, that any change in the ownership of the shares of the Company as a result of a private financing of the Company that is approved by the Board also will not be considered an Acquisition. Further, if the members of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting shares immediately prior to the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the shares of the Company or of the ultimate parent entity of the Company, such event shall not be considered an Acquisition under this Section 5.8(b)(1). For this purpose, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

(2)    Change in Effective Control of the Company. If the Company has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purposes of this Section 5.8(b)(2), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an Acquisition;

(3)    Change in Ownership of a Substantial Portion of the Company’s Assets. A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s members immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a member of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s shares, an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding shares of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (b)(3). For purposes of this Section 5.8(b)(3), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2) or (3) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

For purposes of this Section 5.8, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of shares, or similar business transaction with the Company.

Further and for the avoidance of doubt, the following transactions will not constitute an Acquisition: (i) a transaction if its sole purpose is to change the jurisdiction of the Company’s incorporation; (ii) a transaction if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction or (iii) an acquisition of additional voting power of shares held by FF Top Holding LLC, a Delaware limited liability company, as a result of the increase in voting power attributed to a share of Class B common stock, par value $0.0001 per share, of the Company, following the occurrence of a qualifying equity market capitalization of the Company in accordance with the Company’s Second Amended and Restated Certificate of Incorporation (as the same may be amended, restated or otherwise modified from time-to-time).

In addition, a “Person,” as used in this Section 5.8, shall not include (w) the Company or any of its Affiliates; (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (y) an underwriter temporarily holding securities pursuant to an offering of such securities; or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

5.9    Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10    No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment or service of any person at any time without liability hereunder.

5.11    Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12    Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13    Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

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5.14    Section 409A. This Plan is intended to comply with the applicable requirements of Section 409A of the Code and shall be limited, construed and interpreted in accordance with such intent. To the extent that any award is subject to Section 409A of the Code, it shall be paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Notwithstanding anything herein to the contrary, any provision in this Plan that is inconsistent with Section 409A of the Code shall be deemed to be amended to comply with Section 409A of the Code and to the extent such provision cannot be amended to comply therewith, such provision shall be null and void. The Company shall have no liability to a participant, or any other party, if an award that is intended to be exempt from, or compliant with, Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee or the Company and, in the event that any amount or benefit under this Plan becomes subject to penalties under Section 409A of the Code, responsibility for payment of such penalties shall rest solely with the affected participants and not with the Company. Notwithstanding any contrary provision in this Plan or an Agreement, any payment(s) of “nonqualified deferred compensation” (within the meaning of Section 409A of the Code) that are otherwise required to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of such employee’s separation from service (other than a payment that is not subject to Section 409A of the Code) shall be delayed for the first six (6) months following such separation from service (or, if earlier, the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Agreement) upon expiration of such delay period.

5.15    Data Privacy. As a condition for receiving any award under the Plan, each participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 5.15 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a participant, including the participant’s name, address and telephone number; birthdate; social security, insurance or other identification number; salary; nationality; job title(s); any shares of Common Stock held in the Company or its Subsidiaries and affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the participant’s country, or elsewhere, and the participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the participant may elect to deposit any shares of Common Stock. The Data related to a participant will be held only as long as necessary to implement, administer, and manage the participant’s participation in the Plan. A participant may, at any time, view the Data that the Company holds regarding such participant, request additional information about the storage and processing of the Data regarding such participant, recommend any necessary corrections to the Data regarding the participant or refuse or withdraw the consents in this Section 5.15 in writing, without cost, by contacting the local human resources representative. The Company may cancel participant’s ability to participate in the Plan and, in the Committee’s sole discretion, the participant may forfeit any outstanding awards if the participant refuses or withdraws the consents in this Section 5.15. For more information on the consequences of refusing or withdrawing consent, participants may contact their local human resources representative.

5.16    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

5.17    Prohibition on Executive Officer Loans. Notwithstanding any other provision of the Plan to the contrary, no participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

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5.18    Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.19    Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

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FARADAY FUTURE INTELLIGENT ELECTRIC INC. 18455 S. FIGUEROA STREET GARDENA, CALIFORNIA 90248 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time, on July 30, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. You will need the control number at the left in order to do so. During The Meeting - Go to www.virtualshareholdermeeting.com/FFIE2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time, on July 30, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and mail it in the postage-paid envelope provided in time for it to be received by the close of business, on July 30, 2024 or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 by the close of business, on July 30, 2024. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V53770-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FARADAY FUTURE INTELLIGENT ELECTRIC INC. The Board of Directors recommends that you vote FOR each of the following proposals: 1 To elect five directors to hold office until the 2025 annual meeting of stockholders. Nominees: 1a. Matthias Aydt 1b. Chui Tin Mok 1c. Chad Chen 1d. Jie Sheng 1e. Lev Peker For Against Abstain 2 To ratify the appointment of Macias Gini & O’Connell LLP as the independent registered public accounting firm of Faraday Future Intelligent Electric Inc. (the “Company”) for the year ending December 31, 2024.2 3 To approve an amendment to the Company’s Third Amended and Restated Certificate of Incorporation, as amended (the “Charter”), to increase the number of authorized shares of the Company’s common stock from 463,312,500 to 4,169,812,500, increasing the total number of authorized shares of the Company’s common stock and preferred stock from 473,312,500 to 4,179,812,500. 4 To approve an amendment to the Charter to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in a range of 1-for-2 to 1-for-40, with such ratio to be determined in the discretion of the board of directors of the Company and with such action to be effected at such time and date, if at all, as determined by the board of directors of the Company within one year after the conclusion of the Annual Meeting, and a corresponding reduction in the total number of shares of Common Stock the Company is authorized to issue. 5 To approve an amendment to the Faraday Future Intelligent Electric Inc. Amended and Restated 2021 Stock Incentive Plan (the “2021 Plan”) in order to increase the number of shares of Class A Common Stock available for issuance under the 2021 Plan by an additional 88,252,926 shares, subject to approval by the Company’s stockholders. 6 To approve one or more adjournments of the Annual Meeting by the Company from time to time to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Annual Meeting to approve one or more proposals at the time of such adjournment or if otherwise determined by the chairperson of the Annual Meeting to be necessary or appropriate. PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CARD. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Dear Stockholder: You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Faraday Future Intelligent Electric Inc. (“FF” or the “Company”), to be held virtually at 9:00 a.m. Pacific Time, on July 31, 2024 atwww.virtualshareholdermeeting.com/FFIE2024. The accompanying Notice of Annual Meeting and Proxy Statement contain detailed information as to the formal business to be transacted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be voted. Accordingly, please complete, sign and date the proxy card on the reverse side and return it in the enclosed postage-paid envelope. In the alternative, you have the option to vote the shares by the Internet or telephone as indicated on the reverse side or by attending the Annual Meeting virtually and voting during the Annual Meeting. Voting your shares via proxy in advance will not affect your ability to attend the Annual Meeting virtually, but regardless of whether or not you plan to attend virtually, we encourage you to vote your shares by proxy in advance in order to ensure that your votes are counted. Sincerely, The Board of Directors ofFaraday Future Intelligent Electric Inc. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. V53771-TBD PROXY FARADAY FUTURE INTELLIGENT ELECTRIC INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JULY 31, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Jonathan Maroko and Scott Graziano or either of them as Proxies, each with full power of substitution and revocation, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of FARADAY FUTURE INTELLIGENT ELECTRIC INC. (the “Company”) held of record by the undersigned as of the close of business on June 21, 2024 at the Annual Meeting of Stockholders of the Company to be held on July 31, 2024,at 9:00 a.m. Pacific Time (including any adjournment, postponement or rescheduling thereof, the “Annual Meeting”). The undersigned hereby revokes all proxies previously given with respect to the shares covered hereby with respect to the Annual Meeting. This proxy card, when properly executed, will revoke any proxies previously given with respect to the shares covered hereby, and will be voted in the manner directed herein by the undersigned stockholder. IF THIS PROXY CARD IS PROPERLY EXECUTED AND RETURNED BUT NO DIRECTION IS MADE AS TO A PROPOSAL, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS WITH RESPECT TO THAT PROPOSAL. PURSUANT TO THE COMPANY’S BYLAWS, THERE ARE NO OTHER MATTERS OF BUSINESS THAT WILL COME BEFORE THE ANNUAL MEETING. Please mark, sign, date and return this card promptly using the enclosed envelope. SEE REVERSE SIDE Continued and to be signed on Reverse Side